UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A.
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

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[X] Definitive Proxy Statement
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[  ] Soliciting Material Pursuant to Section 240.14a-12

COLGATE-PALMOLIVE COMPANY

      (Name of Registrant as Specified In Its Charter)

      (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 31, 2004

Dear Fellow Colgate Stockholder:

       You are cordially invited to attend our Annual Meeting of Stockholders on Friday, May 7, 2004, at 10:00 a.m. in the Broadway Ballroom of the Marriott Marquis Hotel, 1535 Broadway, between 45th and 46th Streets, New York, New York 10036.

       At the meeting, we will ask you to elect the Board of Directors, to ratify the selection of the independent auditors, to reapprove certain portions of the Company's stockholder-approved Executive Incentive Compensation Plan to preserve the tax deductibility of certain awards under the plan and to consider three stockholder proposals. We will also review the progress of the Company during the past year and answer your questions.

       This booklet includes the Notice of Annual Meeting and Proxy Statement. The Proxy Statement describes the business we will conduct at the meeting and provides information about the Company that you should consider when you vote your shares.

       The Proxy Statement includes a section highlighting the Company's corporate governance standards. The Company and its Board of Directors have a long-standing commitment to good governance, and the Board continuously reviews its governance practices to ensure that they promote shareholder value. In the past year, this ongoing review has resulted in several enhancements described in this section, including the adoption of strict director independence standards and the updating of the Company's Corporate Governance Guidelines, which are attached as Appendices A and B. Many of these enhancements reflect the formalization of practices long followed by the Company. We invite you to review these sections of the Proxy Statement to learn more about our continuing commitment to excellence in corporate governance.

       It is important that your stock be represented at the meeting. Whether or not you plan to attend the meeting in person, we hope that you will vote on the matters to be considered by following the instructions on the enclosed proxy card. You may vote your proxy by telephone, Internet or mail.

Very truly yours,

Reuben Mark Chairman of the Board and Chief Executive Officer	William S. Shanahan President

March 31, 2004

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

       The 2004 Annual Meeting of Stockholders of Colgate-Palmolive Company will be held in the Broadway Ballroom of the Marriott Marquis Hotel, 1535 Broadway, between 45th and 46th Streets, New York, New York 10036, on Friday, May 7, 2004, at 10:00 a.m., for the following purposes:

1.	To elect the Board of Directors;

2.	To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for 2004;

3.	To reapprove certain portions of the Company's stockholder-approved Executive Incentive Compensation Plan to preserve the tax deductibility of certain awards under the plan;

4.	To consider three stockholder proposals; and

5.	To consider and act upon such other business as may properly come before the meeting.

       Stockholders of record at the close of business on March 9, 2004 are entitled to vote at the Annual Meeting.

       Your vote is important. We encourage you to vote by proxy, even if you plan to attend the meeting. You may vote your proxy by telephone, Internet or mail. A toll-free telephone number and web site address are included on your proxy card. If you choose to vote by mail, please complete and mail the enclosed proxy card to us in the return envelope, which requires no postage if mailed in the United States. Voting now will not limit your right to change your vote or to attend the meeting.

Andrew D. Hendry
Senior Vice President, General Counsel and Secretary
Colgate-Palmolive Company
300 Park Avenue
New York, New York 10022

PROXY STATEMENT

       Colgate-Palmolive Company (referred to in this Proxy Statement as ''we,'' ''Colgate'' or the ''Company'') is sending you this Proxy Statement in connection with the solicitation by the Board of Directors of proxies to be voted at the 2004 Annual Meeting of Stockholders.

       We are mailing this Proxy Statement, a proxy card and the 2003 Annual Report of the Company to stockholders beginning March 31, 2004. The Annual Report being mailed with the Proxy Statement is not part of the proxy-soliciting material.

VOTING PROCEDURES

Who Can Vote

       The Company has two classes of voting stock outstanding: Common Stock and Series B Convertible Preference Stock. If you were a record owner of either of these classes of stock on March 9, 2004, the record date for voting at the Annual Meeting, then you are entitled to vote at the meeting.

Determining The Number of Votes You Have

       Each share of Common Stock has one vote, and each share of Series B Convertible Preference Stock has eight votes.

How to Vote

       You can vote your shares in two ways: either by proxy or in person at the Annual Meeting by written ballot. If you choose to vote by proxy, you may do so using the telephone, the Internet or mail. Each of these procedures is more fully explained below. Even if you plan to attend the meeting, the Board of Directors recommends that you vote by proxy.

       Voting by Proxy

       Because many stockholders cannot attend the Annual Meeting in person, it is necessary that a large number of stockholders be represented by proxy. You may vote your proxy by telephone, Internet or mail, each as more fully explained below. In each case, we will vote your shares as you direct. When you vote your proxy, you can specify whether your shares should be voted for all, some or none of the nominees for director. You can also specify whether you approve, disapprove or abstain from voting on the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for 2004, the reapproval of certain portions of the Company's stockholder-approved Executive Incentive Compensation Plan and the stockholder proposals. If you vote using the telephone or Internet, you will be instructed how to record your vote on each of these proposals.

       If any other matters are properly presented at the Annual Meeting for consideration, the Company's directors named on your proxy card as the Proxy Committee (the ''Proxy Committee'') will have discretion to vote for you on those matters. At the time this Proxy Statement was printed, we knew of no other matters to be raised at the Annual Meeting.

• Vote by Telephone
If you reside in the United States, Canada or Puerto Rico, you can vote your shares by telephone by calling the toll-free number on your proxy card (at no cost to you). Telephone voting is available 24 hours a day, seven days a week, until 11:59 p.m. (Eastern time) on Thursday, May 6, 2004. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate stockholders through individual control numbers. If you vote by telephone, you do not need to return your proxy card.

• Vote by Internet
You also can vote your shares via the Internet. The web site address for Internet voting is printed on your proxy card. Internet voting is available 24 hours a day, seven days a week, until 11:59 p.m. (Eastern time) on Thursday, May 6, 2004. As with telephone voting, you will have the opportunity to confirm that your instructions have been properly recorded. Our Internet voting procedures are designed to authenticate stockholders through individual control numbers. If you vote via the Internet, you may incur costs such as telephone and Internet access fees for which you will be responsible. If you vote via the Internet, you do not need to return your proxy card.

• Vote by Mail
To vote your shares by mail, complete and return the enclosed proxy card to us before May 7, 2004, the date of the Annual Meeting. If you sign and return the proxy card but do not specify how to vote, we will vote your shares in favor of our nominees for director, the ratification of the selection of independent auditors and the reapproval of certain portions of the Company's stockholder-approved Executive Incentive Compensation Plan and against the stockholder proposals.

       Voting at the Annual Meeting

       If you wish to vote at the Annual Meeting, written ballots will be available from the ushers at the meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting. Voting by proxy, whether by telephone, Internet or mail, will not limit your right to vote at the Annual Meeting if you decide to attend in person. However, if you vote by proxy and also attend the meeting, there is no need to vote again at the meeting unless you wish to change your vote.

Revocation of Proxies

       You can revoke your proxy at any time before it is exercised at the Annual Meeting by taking any one of the following actions: (1) you can deliver a valid written proxy with a later date or follow the instructions given for changing your vote by telephone or via the Internet; (2) you can notify the Secretary of the Company in writing that you have revoked your proxy (using the address in the Notice of Annual Meeting of Stockholders above); or (3) you can vote in person by written ballot at the Annual Meeting.

Quorum

       To carry on the business of the Annual Meeting, a minimum number of shares, constituting a quorum, must be present. The quorum for the Annual Meeting is a majority of the votes represented by the outstanding stock of the Company. This majority may be present in person or by proxy. Abstentions and ''broker non-votes'' (which are explained below) are counted as present to determine whether there is a quorum.

Broker Non-Votes

       A ''broker non-vote'' occurs when your broker submits a proxy for your shares but does not indicate a vote for a particular proposal because the broker does not have authority to vote on that proposal and has not received voting instructions from you. ''Broker non-votes'' are not counted as votes against the proposal in question or as abstentions, nor are they counted to determine the number of votes present for the particular proposal.

       Under the rules of the New York Stock Exchange (the ''NYSE''), if your broker holds shares in your name and delivers this Proxy Statement to you, the broker is entitled to vote your shares on Proposals 1, 2 and 3, even if the broker does not receive instructions from you, but not on Proposals 4, 5 and 6.

Required Vote

       Proposal 1: Election of Directors. The nine nominees for director who receive the most votes of all the votes cast for directors will be elected. This means that if you do not vote for a particular nominee, or if you withhold authority to vote for a particular nominee when voting your proxy, your vote will not count for or against the nominee.

       Proposal 2: Ratification of Selection of Independent Auditors. The affirmative vote of a majority of the votes represented at the meeting, either in person or by proxy, and entitled to vote on this proposal, is required to ratify the selection of the independent auditors. This means that if you abstain from voting on this proposal, it will have the same effect as if you voted against it.

       Proposal 3: Reapproval of Certain Portions of the Company's Stockholder-Approved Executive Incentive Compensation Plan. The affirmative vote of a majority of the votes represented at the meeting, either in person or by proxy, and entitled to vote on this proposal, is required to reapprove certain portions of the Company's stockholder-approved Executive Incentive Compensation Plan, as required every five years to preserve the tax deductibility of certain awards under the plan. An abstention is treated as a vote against this proposal.

       Proposals 4, 5 and 6: Stockholder Proposals. For each of the stockholder proposals, the affirmative vote of a majority of the votes represented at the meeting, either in person or by proxy, and entitled to vote on the proposal, is required for adoption of the proposed resolution. When voting your proxy, the Proxy Committee will vote against these proposals unless you instruct otherwise. If you abstain from voting on a particular stockholder proposal, it will have the same effect as if you voted against the proposal. ''Broker non-votes'' are not counted as abstentions or votes against these proposals or as shares present and entitled to vote on these matters.

Confidential Voting

       All proxies, ballots and vote tabulations that identify stockholders are confidential. An independent tabulator will receive, inspect and tabulate your proxy whether you vote by telephone, Internet or mail. Your vote will not be disclosed to anyone other than the independent tabulator without your consent, except if proxies are being solicited for a change of control of the Company or if doing so is necessary to meet legal requirements.

Voting by Employees Participating in the Company's Savings and Investment Plan

       If you are a Colgate employee who participates in the Colgate-Palmolive Company Employees Savings and Investment Plan (the ''Savings and Investment Plan''), you will receive a proxy card prior to the Annual Meeting. This card will indicate the aggregate number of shares of Series B Convertible Preference Stock and Common Stock credited to your account under the Savings and Investment Plan as of March 9, 2004, the record date for voting at the meeting.

•	You can direct the trustee how to vote the shares by telephone, via the Internet or by returning the proxy card. Instructions for each method are indicated on the proxy card.

•	If you do not indicate your vote to the trustee on time, the trustee will vote your shares in the same proportion as the shares voted by employees who indicate their votes on time.

Voting by Employees Participating in a Stock Ownership Program outside the U.S.

       If you are an employee who participates in one of our employee stock ownership plans outside the U.S., you will receive separate voting instructions from your local Human Resources Department.

GOVERNANCE OF THE COMPANY

Colgate's Corporate Governance Commitment

       Colgate's Board of Directors believes strongly that good corporate governance accompanies and greatly aids our long-term business success. This success has been the direct result of Colgate's key business strategies, including its focus on core product categories and global brands, people development programs emphasizing ''pay for performance'' and the highest business standards. Colgate's Board has been at the center of these key strategies, helping to design and implement them, and seeing that they guide the Company's operations.

       The Board believes that the Company has consistently been at the forefront of good corporate governance. Reflecting its commitment to continuous improvement, the Board reviews its governance practices on an ongoing basis to ensure that they promote shareholder value. This review has resulted in several recent enhancements, including the adoption of strict director independence standards, which are detailed below along with other highlights of the Company's corporate governance program.

Board Independence and Expertise

•	Strict Director Independence Standards. Since 1989, the Board of Directors has been comprised entirely of outside independent directors, with the exception of the Chief Executive Officer (the ''CEO''). All members of the Personnel and Organization Committee, the Audit Committee and the Nominating and Corporate Governance Committee are independent directors. The Board believes that an independent director should be free of any relationship with Colgate or its senior management that may in fact or appearance impair the director's ability to make independent judgments or compromise the director's objectivity and loyalty to stockholders. Based on this principle, the Board recently adopted new director independence standards, which outline the types of relationships, both personal and professional, between directors and the Company, its senior management and other directors that, if present, would preclude a finding of independence. These standards, which are substantially stricter than those required by the NYSE, will guide the Board's annual affirmative determinations of independence. A copy of the standards is contained in Appendix A.

•	Executive Sessions/Presiding Director. The independent directors of the Board meet in executive session without the CEO present at each regularly scheduled Board meeting. The role of presiding director at these sessions is rotated among the independent directors every six months in accordance with an established schedule. The presiding director also serves as a liaison between the independent directors and the CEO and discusses with the CEO, to the extent appropriate, matters discussed during their executive sessions.

•	Audit Committee Independence and Financial Literacy. All members of the Audit Committee are independent directors. The Board has also determined that all members of the Audit Committee are ''audit committee financial experts'' as that term is defined in the rules of the Securities and Exchange Commission (the ''SEC'') and that they meet the independence and financial literacy requirements of the NYSE.

•	Board Experience and Diversity. As its present directors exemplify, Colgate values experience in business, education and public service fields, international experience, educational achievement, strong moral and ethical character and diversity. A copy of Colgate's criteria for Board membership, entitled ''Independent Board Candidate Qualifications,'' is contained in Appendix C.

Directors are Stockholders

•	Director Compensation in Stock. On average, 85 percent of a director's compensation is paid in Colgate stock. Board members also receive stock options each year.

•	Significant Levels of Director Stock Ownership. Board members own significant amounts of Company stock. The Board recently formalized this practice, adopting stock ownership guidelines for directors and officers of the Company. For more information on director stock ownership, please see the table included in ''Stock Ownership of Directors and Executive Officers'' on page 16.

•	No Director Pensions. In 1996, the Director Pension Plan was terminated. At the same time, the annual grant of Common Stock under the Stock Plan for Non-Employee Directors was increased to further align the interests of directors with stockholder interests.

Established Policies Guide Governance and Business Integrity

•	Charters for Board Committees. In 2003, the Personnel and Organization Committee, the Finance Committee and the Nominating and Corporate Governance Committee, under the leadership of the respective committee chairs, reviewed their mission statements. First developed in 1992, long before the SEC or the NYSE recommended such action, these mission statements have been updated and are now presented as committee charters. The Board also recently adopted a revised Audit Committee charter reflecting the increased authority and responsibilities of the committee under new corporate governance rules adopted by the SEC and the NYSE. Copies of the committee charters are available on the Company's website at www.colgate.com.

•	Corporate Governance Guidelines. In connection with the 2003 charter updates, the Board also reviewed and revised its ''Guidelines on Significant Corporate Governance Issues.'' More recent updates reflect the Company's new director independence standards, stock ownership guidelines and committee self-evaluation procedures. First formalized in 1996, the Board believes the updated Corporate Governance Guidelines are state-of-the-art. A copy of the updated guidelines is contained in Appendix B.

•	Code of Conduct. The Board sponsors the Company's Code of Conduct, which was first issued in 1987, and Business Practices Guidelines, both of which promote the highest ethical standards in all of the Company's business dealings. The Global Business Practices function, headed by an executive officer, oversees compliance with these standards. The Code of Conduct applies to the Company's directors and employees, including the Chief Executive Officer, the Chief Financial Officer and the Chief Accounting Officer, and satisfies the SEC's requirements for a code of ethics for senior financial officers. The Code of Conduct, which is updated periodically, most recently in January 2004, is available on the Company's website at www.colgate.com.

•	Business Integrity Initiatives. The Board supports the Company's efforts to communicate effectively its commitment to ethical business practices. To further this goal, during 2003, supervisors, managers and executives throughout the Colgate world completed ''Business Integrity: Colgate Values at Work.'' This training experience ensures a thorough and consistent understanding of the Company's ethical business standards as expressed in Colgate's Code of Conduct.

Board Focused on Key Business Priorities

•	Strategic Role of Board. The Board plays a major role in developing Colgate's business strategy. It reviews the Company's strategic plan and receives detailed briefings throughout the year on critical aspects of its implementation. These include subsidiary performance reviews, product category reviews, presentations regarding R&D initiatives and reports from specific disciplines such as manufacturing and information technology.

•	Succession Planning and People Development. The Board has extensive involvement in this area with special focus on CEO succession. It discusses potential successors to key executives and examines backgrounds, capabilities and appropriate developmental assignments. Regular reviews of professional training programs, benefit programs and career development processes assist the Board in guiding the Company's people development initiatives and efforts to gain a competitive recruitment and retention advantage.

Direct Access to Management

•	Management Participation at Board Meetings. Key senior managers regularly attend Board meetings. Topics are presented to the Board by the members of management who are most knowledgeable about the issue at hand irrespective of seniority. An open and informal environment allows dialogue to develop between directors and management, which often produces new ideas and areas of focus.

•	Direct Access to Management. The Board's direct access to management continues outside the boardroom during frequent discussions with corporate officers, division presidents and other employees, usually without the CEO present. Directors are invited to, and often do, contact senior managers directly with questions and suggestions.

Ensuring Management Accountability

•	Performance-Based Compensation. Colgate has linked the pay of its managers and employees at all levels to the Company's performance. As described in greater detail in the Personnel and Organization Committee Report on Executive Compensation beginning on page 28, the Personnel and Organization Committee adheres to this pay-for-performance philosophy, and stock-based incentives comprise a significant component of senior management's overall compensation.

•	CEO Evaluation Process. The Board's evaluation of the CEO is a formal annual process. The CEO is evaluated against the goals set each year, including both objective measures (such as earnings per share) and subjective criteria reflective of the Company's core values. As part of the overall evaluation process, the Board meets informally with the CEO to give and seek feedback on a regular basis.

Board Practices Promote Effective Oversight

•	Board Size. Designed to maximize board effectiveness, Colgate's By-Laws fix the number of directors between seven and 12. Continuing the Board's practice of being comprised of less than ten directors, nine directors have been nominated for election at the Annual Meeting.

•	Directorship Limits. To devote sufficient time to properly discharge their duties, no director presently serves on more than three other corporate boards.

•	Meeting Attendance. All of the directors attended 100% of the meetings of the Board and the committees on which they served in 2003.

Continuous Improvement through Evaluation

•	Board Evaluation Process. In 1997, the Board implemented a formal Board evaluation procedure. The Board first evaluates the overall Board performance against certain criteria that the Board has determined are important to its success. These include financial oversight, succession planning, compensation, corporate governance, strategic planning and Board structure and role. The Board then reviews the results of the evaluation and identifies steps to enhance its performance.

•	Board Committee Evaluations. During the past year, the Board's committees also conducted self-evaluations, examining their overall performance against their committee charters. The results of these evaluations were reviewed with the Board, and further enhancements were agreed for each committee.

•	Shareholder Rights Plan—Periodic Evaluation Policy. In 2002, the Board designated a Board committee, made up of independent directors, to evaluate the Company's Shareholder Rights Plan every three years to determine whether it continues to be in the interests of the Company and its stockholders.

External Recognition for Colgate's Governance Practices

•	High Governance Ratings. In February 2004, Colgate was one of 22 companies to earn the highest rating of 10 from GovernanceMetrics International, an independent governance ratings agency, in its survey of the governance practices of more than 2,100 companies worldwide. Colgate was one of only four companies to achieve this score in the two most recent ratings cycles. Colgate is also among the top rated companies by Institutional Shareholder Services (''ISS''), a provider of proxy voting and corporate governance services. ISS evaluates the quality of corporate boards and governance practices of more than 7,500 companies worldwide.

•	Wharton/Spencer Stuart Award. In 2001, Colgate's Board of Directors was selected by the Wharton School of the University of Pennsylvania and Spencer Stuart to receive their fifth annual ''Board Excellence'' Award for demonstrated leadership in the area of corporate governance.

•	Business Week Top 10 Boards. On three occasions, most recently in October 2002, the Board has been ranked among the top 10 boards in the U.S. by Business Week. In each case, Colgate was chosen from a group of more than 200 public companies based on Business Week's surveys of institutional investors and leading corporate governance experts.

•	Corporate Board Member ''Champion Board''. In September 2002, the Board was named one of five ''Champion Boards'' by Corporate Board Member. Colgate was chosen by a group of securities analysts, competitors and academics who cited the open interaction among directors and between the Board and management.

The Board of Directors

       The Board of Directors oversees the business, assets, affairs, performance and financial integrity of the Company. In accordance with the Company's long-standing practice, the Board of Directors is independent, consisting of a substantial majority of outside directors. Currently, the Board has ten directors, consisting of nine independent directors and one employee director, Reuben Mark, who is the Chief Executive Officer of the Company.

       The Board of Directors met eleven times during 2003. The directors attended 100% of the meetings of the Board and the committees on which they served in 2003. The independent directors meet in executive session without Mr. Mark present at each regularly scheduled meeting of the Board of Directors.

       The Board of Directors recently adopted new independence standards which are stricter than those mandated by the NYSE. The Board of Directors has made an affirmative determination, based on these new standards, that each non-employee director is independent.

       The name, age, principal occupation and length of service of each director, together with certain other biographical information, are set forth below. All nominees have been directors since last year's annual meeting, except Ms. Monrad, who joined the Board of Directors in February 2004. Howard B. Wentz, Jr., who has served as a director since 1982, will retire from the Board following the Annual Meeting.

Reuben Mark, 65	Chairman and Chief Executive Officer of the Company. Mr. Mark joined the Company in 1963 and has held a series of significant positions in the United States and abroad. He was appointed Vice President and General Manager of the Household Products Division in 1975. From March 1979 to March 1981, he was Group Vice President of domestic operations. In March 1981, he was elected Executive Vice President and became President and a director of the Company on March 1, 1983. Mr. Mark was elected Chief Executive Officer in May 1984 and Chairman in May 1986. Mr. Mark is also a director of Pearson plc and Time Warner.

Director since 1983

Jill K. Conway, 69	Visiting Scholar, Program in Science, Technology and Society, Massachusetts Institute of Technology since 1985. Mrs. Conway was President of Smith College from 1975 to 1985. She was Vice President, Internal Affairs, University of Toronto, from 1973 to 1975 and a member of its graduate faculty from 1971 to 1975. She has served as a member of the Harvard University Board of Overseers and The Conference Board and as a trustee of Hampshire College, Northfield Mt. Hermon School and The Clarke School for the Deaf. Mrs. Conway is a director of Merrill Lynch & Co., Inc. and Nike, Inc. and the former Chairman of Lend Lease Corporation. She is also a trustee of The Knight Foundation.

Director since 1984

Ronald E. Ferguson, 62	Consultant to General Re Corporation since 2002. Mr. Ferguson served as Chairman of General Re Corporation from 1987 until 2002 and Chief Executive Officer from 1987 until 2001. Prior to joining General Re in 1969, Mr. Ferguson worked for the Kemper Insurance Group from 1965 to 1969 and served with the U.S. Public Health Service from 1966 to 1968. Mr. Ferguson is a director of Kölnische Rückversicherungs Gesellschaft AG (Cologne Re) and The Hartford Financial Services Group, Inc. He is a Fellow of the Casualty Actuarial Society and the American Academy of Actuaries.

Director since 1987

Carlos M. Gutierrez, 50	Chairman of the Board and Chief Executive Officer of Kellogg Company since April 2000. Mr. Gutierrez also was President of Kellogg from 1998 to 2003. Mr. Gutierrez joined Kellogg de Mexico in 1975 and became its General Manager in 1984. He was promoted to Vice President of Kellogg Company and Executive Vice President of Sales and Marketing, Kellogg USA in 1990, General Manager of Kellogg USA Cereal Division in 1993 and Executive Vice President of Kellogg Company and President, Kellogg Asia-Pacific in 1994. He became President and Chief Operating Officer in 1998, a director in January 1999 and President and Chief Executive Officer in April 1999. Mr. Gutierrez is a member of the Board of Directors of Grocery Manufacturers of America and a trustee of the W.K. Kellogg Foundation Trust.

Director since 2002

Ellen M. Hancock, 60	Former Chairman and Chief Executive Officer of Exodus Communications, Inc., a computer network and Internet systems company, March 1998 to September 2001. From July 1996 to July 1997, Mrs. Hancock was Executive Vice President, Research and Development, Chief Technology Officer of Apple Computer Inc. She previously was Executive Vice President and Chief Operating Officer, National Semiconductor. Prior to joining National Semiconductor in 1995, she was Senior Vice President and Group Executive at IBM. Mrs. Hancock is a director of Aetna, Electronic Data Systems Corporation and WatchGuard Technologies, Inc. She is also a trustee of Marist College and Santa Clara University and a director of the Pacific Council of International Policy.

Director since 1988

David W. Johnson, 71	Chairman Emeritus of Campbell Soup Company. Mr. Johnson began his business career as a management trainee at Colgate Australia in 1959 and after a series of promotions became General Manager of Colgate's South African subsidiary in 1967. From 1972 to 1982, Mr. Johnson held several senior positions with Warner-Lambert. In 1982, Mr. Johnson became President and Chief Executive Officer of Entenmann's, Inc. From 1987 to 1989, he variously served as Chairman, Chief Executive Officer and President of Gerber Products Company. Mr. Johnson was Chairman of Campbell Soup Company from 1993 to 1999 and its President and Chief Executive Officer from January 1990 to July 1997 and also from March 2000 to January 2001. Mr. Johnson serves on the Council for the University of Chicago's Graduate School of Business.

Director since 1991

Richard J. Kogan, 62	Retired as President and Chief Executive Officer of Schering-Plough Corporation in April 2003. Mr. Kogan was also Chairman of Schering-Plough Corporation from 1998 until 2002. He joined Schering-Plough as Executive Vice President, Pharmaceutical Operations in 1982 and became President and Chief Operating Officer in 1986 and President and Chief Executive Officer in 1996. Mr. Kogan is also a director of The Bank of New York Company. He serves on the boards of St. Barnabas Corporation & Medical Center and New York University, and is a member of the Council on Foreign Relations.

Director since 1996

Delano E. Lewis, 65	Former U.S. Ambassador to South Africa, December 1999 to July 2001. Mr. Lewis served as the Chief Executive Officer and President of National Public Radio from 1994 to 1998. From 1988 through 1993, Mr. Lewis was the President and Chief Executive Officer of Chesapeake & Potomac Telephone Company, which he joined in 1973. Mr. Lewis has also served on the Peace Corps staff in Africa and on the staff of the United States Equal Employment Opportunity Commission and the United States Department of Justice. Mr. Lewis is also a director of Eastman Kodak Company.

Director from 1991 to 1999 and since 2001

Elizabeth A. Monrad, 49	Executive Vice President and Chief Financial Officer of TIAA-CREF since July 2003. Previously, Ms. Monrad was the Chief Financial Officer of General Re Corporation and a member of its Board of Directors and Executive Committee. Prior to joining General Re in 1992, she was an audit partner with Coopers & Lybrand in Boston. Ms. Monrad has served as a member of the Financial Institutions Expert Panel of the American Institute of Certified Public Accountants and as Chairman of the Accounting Committee of the Reinsurance Association of America. She serves on the Dean's Advisory Council of the MIT Sloan School of Management.

Director since 2004

Other Information Regarding Directors

       In the ordinary course of business, General Re Corporation, its subsidiaries and its parent company, Berkshire Hathaway, Inc., make portfolio investments and may from time to time hold securities of the Company. Mr. Ferguson, a consultant to and the former Chairman and Chief Executive Officer of General Re Corporation, disclaims any beneficial ownership of these securities. In the ordinary course of business, the TIAA-CREF group of companies and funds may from time to time hold securities of the Company. Ms. Monrad, the Chief Financial Officer of TIAA-CREF, disclaims any beneficial ownership of these securities. Mrs. Hancock resigned as Chairman of the Board and Chief Executive Officer of Exodus Communications, Inc. on September 4, 2001. Exodus filed a voluntary petition under Chapter 11 of the federal bankruptcy laws on September 26, 2001. On September 9, 2003, Mr. Kogan and Schering-Plough Corporation, of which Mr. Kogan is the former Chairman and CEO, entered into a settlement with the SEC to resolve issues arising from the SEC's inquiry into certain meetings by the company with investors. Without admitting or denying any allegations of the SEC, Mr. Kogan agreed in connection with the settlement not to commit any future violations of Regulation FD and related securities laws.

Communications to the Board of Directors

       Stockholders and other interested parties are encouraged to communicate directly with the Company's independent directors by sending an e-mail to directors@colpal.com or by writing to Directors, c/o Office of the General Counsel, Colgate-Palmolive Company, 300 Park Avenue, 11th Floor, New York, NY 10022-7499. Under procedures established by the Company's independent directors, each letter and e-mail sent in accordance with the above instructions will be automatically sent to all of the independent directors and copies will be provided to the General Counsel and the Office of the Chairman.

       Stockholders and other interested parties may also communicate with individual independent directors and committee chairs by writing to them at the above mailing address, in care of the Office of the General Counsel, and at the following e-mail addresses:

Independent Directors:	E-mail Addresses:
Jill K. Conway	director_conway@colpal.com
Ronald E. Ferguson	director_ferguson@colpal.com
Carlos M. Gutierrez	director_gutierrez@colpal.com
Ellen M. Hancock	director_hancock@colpal.com
David W. Johnson	director_johnson@colpal.com
Richard J. Kogan	director_kogan@colpal.com
Delano E. Lewis	director_lewis@colpal.com
Elizabeth A. Monrad	director_monrad@colpal.com
Howard B. Wentz, Jr. (retiring May 2004)	director_wentz@colpal.com

Committees of the Board of Directors:	E-mail Addresses:
Audit Committee	auditchair@colpal.com
Finance Committee	financechair@colpal.com
Nominating and Corporate Governance Committee	governancechair@colpal.com
Personnel and Organization Committee	compensationchair@colpal.com

Similarly, under procedures established by the Company's independent directors, each letter and e-mail sent in accordance with the above instructions will be automatically sent to the individual director or committee chair in question and copies will be provided to the General Counsel and the Office of the Chairman.

       Concerns and questions relating to accounting, internal accounting controls, financial policy, risk management or auditing matters are immediately brought to the attention of the Audit Committee chair and handled in accordance with the procedures established by the Audit Committee. Under these procedures, the Company's Global Business Practices function, in conjunction with the Company's Internal Audit and Corporate Legal departments, addresses these concerns in accordance with the directions of the Audit Committee chair. The Audit Committee chair approves recommendations regarding the handling of each matter, oversees any investigations and approves the disposition of each matter. In the Audit Committee chair's discretion, he or she may engage outside counsel and other independent advisors.

       Concerns relating to accounting, internal accounting controls and auditing matters may also be reported to the Global Business Practices function through its telephone, facsimile and e-mail hotline as follows: 24-hour Hotline: (800) 778-6080 (toll free from United States, Canada and Puerto Rico) or (212) 310-2330 (collect from all other locations); e-mail: business_practices@colpal.com; and facsimile number: (212) 310-2371.

       Colgate policy prohibits the Company from retaliating against any individual who provides information to the directors. Concerns may be submitted to the directors on an anonymous basis through their postal address or through the 24-hour hotline numbers maintained by Global Business Practices. If requested, Colgate will endeavor to keep information submitted confidential, subject to the need to conduct an effective investigation and take appropriate action.

Director Attendance at Annual Meetings

       It is the Company's policy that all members of the Board of Directors should attend the Company's Annual Meeting of Stockholders, unless extraordinary circumstances prevent a director's attendance. All of the Company's directors attended the 2003 Annual Meeting of Stockholders.

Committees of the Board of Directors

       The Board of Directors has four standing committees: the Audit Committee, the Finance Committee, the Nominating and Corporate Governance Committee and the Personnel and Organization Committee (the ''P&O Committee''). The members and responsibilities of these committees are set forth below. The committee charters are available on the Company's website at www.colgate.com

Committee Membership (* indicates Chair and ** indicates Deputy Chair)

Audit Committee	Finance Committee	Nominating and Corporate Governance Committee	P&O Committee
Jill K. Conway Ronald E. Ferguson* Carlos M. Gutierrez** Ellen M. Hancock Howard B. Wentz, Jr.	Ronald E. Ferguson Carlos M. Gutierrez Ellen M. Hancock** Richard J. Kogan Reuben Mark Howard B. Wentz, Jr.*	Jill K. Conway David W. Johnson* Delano E. Lewis** Howard B. Wentz, Jr.	Jill K. Conway* Ronald E. Ferguson Carlos M. Gutierrez David W. Johnson Richard J. Kogan** Delano E. Lewis

Audit Committee

       The Audit Committee assists the Board of Directors in its oversight of management's fulfillment of its financial reporting and disclosure responsibilities and its maintenance of an appropriate internal controls system. It also appoints the Company's independent auditors, subject to ratification by stockholders, and oversees the activities of the Company's Internal Audit function and the Global Business Practices function. All members of the Audit Committee are independent directors. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are ''independent,'' as required by the Securities and Exchange Act of 1934, as amended, the applicable listing standards of the NYSE and Colgate's own, stricter, director independence standards.

       The Audit Committee met four times during 2003 and, in addition, members of the Committee also reviewed and discussed each quarterly earnings press release prior to its announcement. To ensure independence, the Audit Committee also met separately on four occasions with the Company's independent auditors, internal auditor and other members of management.

Finance Committee

       The Finance Committee oversees the financial policies and practices of the Company, reviews the budgets of the Company and makes recommendations to the Board on financial and strategic matters. It also oversees the Company's finance, treasury and related functions. The Finance Committee met four times during 2003. With the exception of Mr. Mark, all members of the Finance Committee are independent directors.

Nominating and Corporate Governance Committee

       The Nominating and Corporate Governance Committee recommends nominees for the Board of Directors and develops and implements formal Board self-evaluation procedures. It also makes recommendations to the Board regarding Board and committee structure, corporate governance and director compensation. The Nominating and Corporate Governance Committee met three times during 2003. All members of the Nominating and Corporate Governance Committee are independent directors.

Personnel and Organization Committee

       The P&O Committee oversees the organizational, personnel, compensation and benefits policies and practices of the Company. It reviews the compensation of executive officers and recommends to the independent directors the compensation of the CEO. It also administers the stock option plans of the Company, the Executive Incentive Compensation Plan and the Executive Severance Plan and oversees the Company's charitable giving and other social responsibility programs. The P&O Committee met five times during 2003. All members of the P&O Committee are independent directors.

Nominating and Corporate Governance Committee Report

       The Nominating and Corporate Governance Committee recommends nominees for the Board of Directors, among other responsibilities. A copy of the charter of the Nominating and Corporate Governance Committee, which describes this and other responsibilities of the committee, is available on the Company's website at www.colgate.com. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent, as independence for nominating committee members is defined in the NYSE listing standards and in Colgate's own, stricter, director independence standards.

       The Board selects new director candidates based on the recommendation of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee identifies, screens and recruits potential candidates for membership on the Board of Directors, taking into account the needs of the Company and the Board at the time.

       On recommendation of the Nominating and Corporate Governance Committee, the Board has adopted a written statement of the criteria for Board membership, which is used by the committee in evaluating individual director candidates. This statement outlines the qualities needed for Board membership, including experience in business, education and public service fields, international experience, educational achievement, strong moral and ethical character and diversity. In addition, prospective directors must satisfy the Company's director independence standards and be willing and able to devote sufficient time to discharge their duties. A copy of Colgate's ''Independent Board Candidate Qualifications'' is contained in Appendix C.

       The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders, evaluating them in the same manner in which the committee evaluates candidates recommended by others. Such recommendations should be made in writing to the Nominating and Corporate Governance Committee or the Company's Secretary and should include a description of the qualifications of the proposed candidate. The Nominating and Corporate Governance Committee will also consider whether to nominate any person nominated by a stockholder in accordance with the information and timely notice requirements of the Company's By-Laws relating to stockholder nominations as described in ''Other Information—Nominations for Director'' on page 47 below. The Nominating and Corporate Governance Committee approved nine director nominees for inclusion on the Company's proxy card for the 2004 Annual Meeting, eight of whom are standing for re-election. Ms. Monrad, who joined the Board in February 2004, was recommended by an independent director.

Audit Committee Report

       The Audit Committee is comprised of five independent directors. The Board of Directors has determined that it would be desirable for all Audit Committee members to be ''audit committee financial experts'' as that term is defined by the SEC. The Board has conducted an inquiry into the qualifications and experience of each member of the Audit Committee, and has determined that they each meet the SEC's criteria for audit committee financial experts.

       The Audit Committee assists the Board of Directors in its oversight of the Company's financial statements and reporting processes. A copy of the charter of the Audit Committee, which describes this and other responsibilities of the committee and was most recently updated in March 2003, is available on the Company's website at www.colgate.com. Management has the direct and primary responsibility for the financial statements and the reporting processes, including the Company's systems of internal controls. The independent auditors are responsible for auditing the annual financial statements prepared by management and expressing an opinion as to whether those financial statements conform with accounting principles generally accepted in the United States of America.

       The Audit Committee appointed PricewaterhouseCoopers LLP to audit the Company's financial statements for the year ended 2003. The Audit Committee met four times in 2003 and, in addition, members of the Committee also reviewed and participated in discussions regarding the Company's quarterly earnings press releases. The Audit Committee reviewed and discussed the audited financial statements with management and the independent auditors together and separately. These discussions and reviews included the reasonableness of significant judgments, significant accounting policies (including critical accounting policies), the auditors' assessment of the quality, not just acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has received the written disclosures and the letter required by Independence Standards Board Standard No. 1, and has discussed with the independent auditors the auditors' independence from management and the Company.

       Based upon the review and discussions described in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be accepted and included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 to be filed with the SEC.

       The foregoing report has been submitted by the members of the Audit Committee: Ronald E. Ferguson (Chair), Carlos M. Gutierrez (Deputy Chair), Jill K. Conway, Ellen M. Hancock and Howard B. Wentz, Jr.

Compensation of Directors

       In 2003, each independent director (that is, all directors except Mr. Mark) received the following compensation:

Annual Fee	2,600 shares of Common Stock
Meeting Fees	$1,000 for each Board or committee meeting attended
Committee Chairperson Fees	$3,000 for the chair of each committee $1,500 for the deputy chair of each committee
Stock Option Grant	Options to purchase 4,000 shares of Common Stock*
Expenses and Benefits	Reimbursement of travel and related expenses incurred in attending meetings; Life and travel/accident insurance; and Matching Gifts Program to schools and other qualified organizations

Mr. Mark does not receive any compensation or fees for serving on the Board of Directors or any Board committee.

*

Mrs. Hancock also received 2,399 reload options that were granted pursuant to the Accelerated Ownership Feature of the Non-Employee Director Stock Option Plan. The Accelerated Ownership Feature, which was discontinued in 2003, is described in footnote 4 on page 22.

Deferral of Fees

       Pursuant to the Stock Plan for Non-Employee Directors (the ''Director Stock Plan''), directors may elect to defer all or a part of their annual stock compensation. Deferred stock compensation is credited to a stock unit account, the value of which reflects changes in the market price of the Common Stock and dividends paid. The directors also may elect to receive cash in lieu of up to 25% of the shares of Common Stock granted and not deferred under the Director Stock Plan solely for the purpose of satisfying related tax obligations.

       Directors may also elect to defer all or a part of their cash compensation for committee chairperson and meeting fees under the Restated and Amended Deferred Compensation Plan for Non-Employee Directors. As with the Director Stock Plan, deferred fees are credited to a stock unit account, the value of which reflects changes in the market price of the Common Stock and dividends paid. Under both plans, distributions are made in shares of Common Stock in annual installments or by lump sum on the date chosen by the director.

       The table included in ''Stock Ownership of Directors and Executive Officers'' on page 16 includes information concerning directors who have elected to defer their fees.

Election to Purchase Stock

       Directors may elect to purchase Common Stock with all or a portion of their cash compensation for committee chairperson and meeting fees. Shares of Common Stock that represent committee chairperson fees are purchased at the beginning of the year, and shares that represent meeting fees are purchased after the end of the year. In both cases, directors purchase shares on the third business day following the announcement of the Company's annual earnings. In 2003, Ellen M. Hancock purchased 437 shares of Common Stock using this procedure.

STOCK OWNERSHIP

       At the close of business on March 9, 2004, there were 532,902,996 shares of Common Stock and 4,398,669 shares of Series B Convertible Preference Stock outstanding and entitled to vote.

Stock Ownership of Directors and Executive Officers

       Directors and executive officers of the Company own significant amounts of Company stock. The Board recently formalized this practice, adopting stock ownership guidelines that require directors and officers to own Company stock or stock units equal in value to a multiple of their annual compensation. Under these guidelines, independent directors are required to own stock equal to five times their annual fee and executive officers of the Company are required to own stock equal in value to between two and five times their salary.

       The following table shows the beneficial ownership of Common Stock and Series B Convertible Preference Stock of each director, each of the Named Officers appearing in the Summary Compensation Table on page 21 and the directors and executive officers (including the Named Officers) as a group. ''Beneficial ownership'' as used above means more than ''ownership'' as that term is commonly used. For example, a person ''beneficially'' owns Colgate stock not only if he or she holds it directly, but also if he or she has (or shares) the power to vote or sell the stock indirectly (for example, through a relationship, a position as a director or trustee or a contract or understanding). Beneficial ownership also includes shares a person has the right to acquire within 60 days, for example, through the exercise of a stock option.

	Common Stock
	Amount and Nature of Beneficial Ownership[1,2]			Series B Convertible Preference Stock (ESOP)

Name of Beneficial Owner	Directly Owned[3]	Exercisable Options[4]	Common Stock Units[5]	Amount and Nature of Beneficial Ownership[2,6]

Reuben Mark	5,621,956	5,200,000	—	5,144

William S. Shanahan[7]	190,181	1,730,696	—	4,028

Lois D. Juliber	383,853	643,415	—	2,297

Javier G. Teruel	202,775	417,464	—	2,347

Ian M. Cook	86,802	340,199	—	2,598

Jill K. Conway[8]	10,644	22,546	19,535	—

Ronald E. Ferguson[9]	59,495	25,507	43,764	—

Carlos M. Gutierrez[10]	See column 3/ note 10 below	3,999	7,930	—

Ellen M. Hancock[11]	26,594	16,868	25,422	—

David W. Johnson	37,754	31,999	6,587	—

Richard J. Kogan	25,712	27,999	—	—

Delano E. Lewis	6,801	6,665	6,569	—

Elizabeth A. Monrad[12]	4,833	—	—	—

Howard B. Wentz, Jr.[13]	74,142	11,999	32,638	—

All directors and executive officers as a group (29 persons)	7,951,187	10,724,020	142,445	40,858

[1]	Information about Common Stock holdings is as of March 9, 2004, except for Ms. Monrad's holdings, which include 2,383 shares that she will receive in April 2004, representing the pro-rated portion of the annual fee for 2004 that all other independent directors received in February. Unless stated otherwise in these footnotes, each person named in the table owns his or her shares directly and has sole voting and investment power over such shares.

(Footnotes continue on the following page.)

[2]	Each person named in the table owns less than 1% of the outstanding Common Stock and Series B Convertible Preference Stock, except for Mr. Mark, who owns 2.01% of the outstanding Common Stock. The directors and executive officers as a group own 3.44% of the outstanding Common Stock and less than 1% of the outstanding Series B Convertible Preference Stock.

[3]	Includes shares of restricted stock that were outstanding as of December 31, 2003 and that vested on March 1, 2004.

[4]	As of March 9, 2004, the record date for the Annual Meeting, a total of 39,379,426 options were outstanding under the Company's stock option plans and 13,953,950 shares were available for future grants.

[5]	Includes Common Stock units credited to one or more of the following accounts: (i) a deferred account under the Director Stock Plan; (ii) a deferred account under the Restated and Amended Deferred Compensation Plan for Non-Employee Directors; and (iii) an account representing the accrued value under the Pension Plan for Outside Directors that was terminated as of December 31, 1996. In each case, the holder of Common Stock units has no voting or investment power over such units.

[6]	Information about holdings of Series B Convertible Preference Stock is as of March 9, 2004. The Company issues Series B Convertible Preference Stock to a trustee acting on behalf of the Company's Savings and Investment Plan. Employees who participate in this plan, including the Named Officers appearing in the table above, have voting power over such shares, subject to the right of the plan trustee to vote shares if a participant fails to do so. Participants have no investment power over such shares until they are distributed or diversified at the participant's election in accordance with the terms of the plan.

[7]	Mr. Shanahan's holdings include 1,086 shares owned by the Shanahan Family Foundation, as to which he disclaims beneficial ownership.

[8]	Mrs. Conway's holdings are owned by the Jill K. Conway Trust.

[9]	Mr. Ferguson's holdings include 9,600 shares of Common Stock owned by the Ferguson Family Foundation, as to which he disclaims beneficial ownership, and 12,381 shares owned jointly with his spouse.

[10]	Mr. Gutierrez, who became a director in January 2002, has elected to defer all of his stock compensation under the Director Stock Plan. This compensation is reflected in the table under ''Common Stock Units.'' As described in ''Deferral of Fees'' on page 15, deferred fees are credited to a stock unit account, the value of which reflects changes in the market price of the Common Stock and dividends paid. New directors have five years to meet the Company's stock ownership guidelines.

[11]	Mrs. Hancock's holdings include 800 shares of Common Stock owned jointly with her spouse.

[12]	Ms. Monrad's holdings include (i) 2,383 shares of Common Stock that she will receive in April 2004, representing the pro-rated portion of the annual fee for 2004 that all other independent directors received in February and (ii) 250 shares of Common Stock owned by her children. Ms. Monrad's holdings do not include 500 shares of Common Stock owned by her spouse, as to which she disclaims beneficial ownership. As noted above, new directors have five years to meet the Company's stock ownership guidelines.

[13]	Mr. Wentz's holdings do not include 1,200 shares of Common Stock held by his spouse, as to which he disclaims beneficial ownership.

Stock Ownership of Certain Beneficial Owners

       The following table sets forth information regarding persons or groups known to the Company to be beneficial owners of more than 5% of the Company's outstanding Common Stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned as of December 31, 2003	Percent of Common Stock Outstanding as of December 31, 2003

LaSalle Bank National Association (as trustee of the Colgate-Palmolive Company Employee Stock Ownership Trust)[1] 135 South LaSalle Street Chicago, IL 60603	38,239,775[2]	6.7%	[3]

FMR Corp. 82 Devonshire Street Boston, MA 02109	45,494,839[4]	8.5%

[1]	LaSalle Bank National Association (the ''Trustee'') is the trustee of the Colgate-Palmolive Company Employee Stock Ownership Trust (the ''Trust'').

[2]	On a Schedule 13G/A filed with the SEC on February 11, 2004, the Trustee reported that, as of December 31, 2003, in its capacity as Trustee, it beneficially owned 38,239,775 shares of Common Stock. According to the Schedule 13G/A, all of the shares are held by it in a fiduciary capacity for the benefit of third parties. None of the interests of any of those third parties relates to more than five percent of the Company's outstanding Common Stock. The Trustee reported that the 38,239,775 shares were held as follows:

•	1,859,044 shares of Common Stock were held by it as Trustee for the Trust;

•	36,052,160 shares of Common Stock were issuable upon the conversion of the Company's Series B Convertible Preference Stock, held as Trustee for the Trust. (The Trustee holds 4,506,520 shares of Series B Convertible Preference Stock, each of which is convertible into eight shares of Common Stock, 1,676,597 shares of which have been allocated to accounts of participants in the Company's Employee Stock Ownership Plan (the ''ESOP'') and 2,829,923 shares of which were unallocated); and

•	328,571 shares of Common Stock held in a fiduciary capacity for the benefit of third parties unrelated to the ESOP.

For information regarding the voting of shares allocated to ESOP Participants, please see ''Voting Procedures—Voting by Employees Participating in the Company's Savings and Investment Plan'' on page 3. The Trustee will vote unallocated shares in the same proportion in which allocated shares are voted.

[3]	In its Schedule 13G/A, the Trustee did not indicate the basis for its calculation. The Company had 533,697,177 shares of Common Stock outstanding at December 31, 2003. On that basis, the Trustee would have been the beneficial owner of 7.2% of the outstanding shares.

[4]	According to a Schedule 13G/A, dated February 16, 2004, filed with the SEC jointly by FMR Corp., Edward C. Johnson 3d, the Chairman of FMR Corp., and Abigail P. Johnson, a director of FMR Corp., as of December 31, 2003: (i) Fidelity Management and Research Company (''Fidelity''), a wholly-owned subsidiary of FMR Corp., was the beneficial owner of 43,589,659 shares of Common Stock in its capacity as investment adviser to various registered investment companies (the ''Fidelity Funds'') (the power to vote such shares resides solely with the trustees of the Fidelity Funds, while the power to dispose of such shares resides with Mr. Johnson, FMR Corp., through its control of Fidelity, and the Fidelity Funds); (ii) Fidelity Management Trust Company (''Fidelity Management''), a bank that is wholly-owned by FMR Corp., was the beneficial owner of 1,681,864 shares of Common Stock (the power to dispose of such shares,

(Footnotes continue on the following page.)

and the power to vote 1,470,364 of such shares, resides with Mr. Johnson and FMR Corp., through its control of Fidelity Management); (iii) Strategic Advisers, Inc., an investment adviser that is wholly-owned by FMR Corp., was the beneficial owner of 15,896 shares of Common Stock; and (iv) Fidelity International Limited, an investment advisor of which Mr. Johnson is chairman, but which is managed independently from FMR Corp., was the beneficial owner of 207,420 shares of Common Stock.

Compliance with Section 16(a) Beneficial Ownership Reporting

       The Securities Exchange Act of 1934 requires the Company's directors, executive officers and any persons owning more than 10% of a class of the Company's stock to file reports with the SEC and the NYSE regarding their ownership of the Company's stock and any changes in such ownership. Based on the Company's review of copies of these reports and officer and director certifications, the Company's executive officers and directors complied with their filing requirements for 2003, except that William S. Shanahan, President, inadvertently failed to report in a timely manner a purchase of 100 shares of Common Stock by his spouse in May 2003. Also, due to a systems failure which has now been corrected, the Company failed to timely advise Ian M. Cook, Executive Vice President, of shares automatically withheld by the Company to pay taxes in connection with the vesting of restricted shares in early January 2004. Forms 4 for Messrs. Shanahan and Cook that reported these transactions were filed in June 2003 and mid-January 2004, respectively.

STOCK PRICE PERFORMANCE GRAPHS

       The graphs shown on this page compare cumulative total stockholder returns on the Common Stock against the S&P Composite-500 Stock Index and a peer company index for a ten-year period and a five-year period each ending December 31, 2003.

       The companies included in the peer company index are consumer products companies that have both domestic and international businesses. These companies are: Avon Products, Inc., The Clorox Company, The Gillette Company, Kimberly-Clark Corporation, The Procter & Gamble Company and Unilever (N.V. and plc). The Comparison Group discussed in the P&O Committee Report on Executive Compensation, which appears later in this Proxy Statement, includes other industrial companies and consumer products companies for reasons discussed in the report.

Ten-Year Stock Price Performance Graph

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500

400

300

200

100

0

1993

100

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111

1995

119

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1996

160

171

197

1997

259

229

272

1998

331

294

321

Colgate-Palmolive

Peer Group

S&P 500

1999

469

356

316

2000

471

323

285

2001

426

285

279

2002

392

222

294

2003

381

286

345

S&P 500

Peer Group

Colgate-Palmolive

D

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L

A

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Five-Year Stock Price Performance Graph

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180

160

140

120

100

80

60

40

20

0

1998

1999

2000

2001

2002

2003

100

100

Colgate-Palmolive

S&P 500

Peer Group

100

142

121

99

142

110

89

129

97

87

118

76

92

115

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108

D

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Colgate-Palmolive

Peer Group

S&P 500

EXECUTIVE COMPENSATION

Summary Compensation Table

       The following table shows the compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company (the ''Named Officers'') for 2003, 2002 and 2001.

					Long-Term Compensation

Annual Compensation					Awards		Payouts

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

Name and Principal Position	Year	Salary($)	Bonus($)[1]	Other Annual Compen- sation($)[2]	Restricted Stock Awards ($)[3]	Securities Underlying Options(#)[4]	LTIP Payouts($)	All Other Compen- sation($)[5]

Reuben Mark	2003	1,657,000	3,393,120	—	5,037,459	—[6]	—	308,323
Chairman of the Board and	2002	1,572,975	3,299,861	—	5,742,944	—[6]	—	287,558
Chief Executive Officer	2001	1,462,375	3,475,191	—	6,177,133	—[6]	—	286,158

William S. Shanahan	2003	1,449,500	2,984,897	—	924,077	405,527	—	271,818
President	2002	1,342,475	2,816,861	—	1,211,596	445,979	—	254,230
	2001	1,235,875	2,927,091	—	1,074,244	556,289	—	231,122

Lois D. Juliber[7]	2003	729,750	1,027,313	—	465,552	90,000	—	167,501
Chief Operating Officer	2002	697,142	997,361	—	1,414,852	175,000	—	162,125
	2001	663,625	1,057,089	—	543,206	322,192	—	156,192

Javier G. Teruel	2003	717,417	1,027,313	—	509,948	90,000	—	160,979
Executive Vice President	2002	685,475	997,361	—	546,032	95,000	—	142,747
	2001	587,375	884,316	303,173[8]	384,792	90,000	—	137,656

Ian M. Cook	2003	717,417	1,027,313	—	509,948	90,000	—	159,491
Executive Vice President	2002	675,475	997,361	—	546,032	95,000	—	142,493
	2001	562,375	839,342	—	680,292	199,210	—	125,508

[1]	Amounts include bonuses earned for the years indicated, paid during the following year, consistent with past practice.

[2]	None of the Named Officers, other than Mr. Teruel who relocated to the U.S. during 2000, received perquisites or other personal benefits in an amount large enough to require reporting in this column, nor did any of them receive any other compensation required to be reported in this column.

[3]	The Company's practice is to make restricted stock awards earned in a particular year on or before March 15 of the following year. The table shows restricted stock awards granted for the applicable bonus year, based on a multi-year measurement period, along with recognition and retention awards that may have been made during that year. Restricted stock awards generally vest over a minimum period of three years. Dividend equivalents accrue on the restricted stock during the vesting period. As of December 31, 2003, the Named Officers as a group held an aggregate of 724,663 shares of restricted stock, with a value of $36,269,383 based on the closing market price of the Common Stock on December 31, 2003. As of March 9, 2004, the record date for the Annual Meeting, all employees as a group, including the Named Officers, held an aggregate of 1,370,282 shares of restricted stock.

The number and value of the shares of restricted stock held by the Named Officers at December 31, 2003, are as follows:

Named Officer	# of Shares	$ Value
Reuben Mark	515,997	$25,825,650
William S. Shanahan	59,955	$3,000,748
Lois D. Juliber	53,734	$2,689,387
Javier G. Teruel	50,111	$2,508,055
Ian M. Cook	44,866	$2,245,543

(Footnotes continue on the following page.)

[4]	Amounts include reload options granted pursuant to the Accelerated Ownership Feature of the 1997 Stock Option Plan. This feature, which was discontinued in 2003, promoted increased employee share ownership by encouraging the early exercise of options and the retention of shares. Under this feature, if an employee surrendered shares he or she already owned to pay the exercise price of a stock option or the related tax withholding, he or she received a reload option for the same number of shares surrendered. The exercise price of the reload option was set at the then-current market price, and the reload option had the same expiration date as the original option. Because the reload option was for the same number of shares as those surrendered, the Accelerated Ownership Feature did not increase the total number of shares and options held by an employee prior to the original option exercise. The shares received upon exercise of the original stock option in excess of the number of shares surrendered to pay the exercise price may not be sold for two years. The Accelerated Ownership Feature of the Non-Employee Director Stock Option Plan was also discontinued in 2003.

The number of reload options included in the amounts shown in column (g) for 2003, 2002 and 2001, respectively, are as follows:

Named Officer	2003	2002	2001
Reuben Mark	—	—	—
William S. Shanahan	135,527	145,979	271,289
Lois D. Juliber	—	—	222,192
Javier G. Teruel	—	—	—
Ian M. Cook	—	—	79,210

See also the 2003 Individual Grants table on page 23.

[5]	With the exception of the Supplemental Savings & Investment Plan Company Match, amounts shown in All Other Compensation, column (i), and detailed in this footnote are paid pursuant to programs available to all employees. The dollar amount paid under each such program to the Named Officers in 2003 was as follows:

Named Officer	Savings & Investment Plan Company Match	Retiree Insurance Account	Success Sharing Account	Supplemental Savings & Investment Plan Company Match	Value of Company- Paid Life Insurance Premiums	Bonus and Income Savings Account
Reuben Mark	8,610	8,740	2,500	206,130	2,604	79,740
William S. Shanahan	8,610	8,740	2,500	173,625	2,604	75,740
Lois D. Juliber	8,610	6,798	2,500	68,308	2,604	78,682
Javier G. Teruel	8,610	8,740	2,500	59,843	2,604	78,682
Ian M. Cook	8,610	8,740	2,500	58,356	2,604	78,682

The amounts shown as Savings & Investment Plan Company Match, Retiree Insurance Account, Success Sharing Account and Bonus and Income Savings Account represent the value (at the time of allocation) of shares of Series B Convertible Preference Stock allocated to the Named Officers' accounts under the Savings and Investment Plan. Premium payments for life insurance were not made pursuant to split-dollar life insurance arrangements.

[6]	In 1997, Mr. Mark received a multi-year stock option grant intended to cover the seven years from 1997 to 2003. Thus Mr. Mark has not received any new options since 1997. The exercise prices of the 1997 options were set at premiums ranging from 10% to 70% over the market price of the Common Stock on the date of grant. In addition, the options would have expired early unless the price of the Common Stock exceeded certain market levels by certain dates, which levels have been exceeded.

[7]	In addition to the amounts shown above, during 2002 Ms. Juliber was granted a deferred payment of $600,000 which vested to her as an active employee on February 1, 2004.

[8]	This amount consists of benefits associated with Mr. Teruel's status as an expatriate employee and his relocation to the U.S. including housing, home leave, moving, local tax and other related allowances, offset by his payment of hypothetical taxes to the Company. The amount includes $125,267 in gross-up payments for tax liabilities incurred on reimbursed relocation-related expenses.

Stock Options

       The following table shows information about stock options granted to the Named Officers in 2003. The table includes both new options granted in 2003 and reload options granted under the Accelerated Ownership Feature of the Company's 1997 Stock Option Plan described on page 22 in footnote 4. As noted above, Mr. Mark did not receive a stock option grant in 2003 in light of the multi-year stock option grant he received in 1997. For additional information regarding the multi-year grant, see footnote 6 to the Summary Compensation Table. The Company did not grant any stock appreciation rights during 2003.

2003 Individual Grants

(a)	(b)	(c)	(d)	(e)	(f)

Executive Officer	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/SH)	Exp. Date	Grant Date Present Value ($)[2]

Reuben Mark	—	—	—	—	—

William S. Shanahan
9/03 Grant[1]	270,000	4.95%	56.5650	9/11/09[3]	3,634,119
4/03 Reload Options[3]	135,527	2.48%	57.3000		1,860,366

TOTAL	405,527	7.43%			5,494,485

Lois D. Juliber
9/03 Grant[1]	90,000	1.65%	56.5650	9/11/09	1,211,373

TOTAL	90,000	1.65%			1,211,373

Javier G. Teruel
9/03 Grant[1]	90,000	1.65%	56.5650	9/11/09	1,211,373

TOTAL	90,000	1.65%			1,211,373

Ian M. Cook
9/03 Grant[1]	90,000	1.65%	56.5650	9/11/09	1,211,373

TOTAL	90,000	1.65%			1,211,373

[1]	These option grants become exercisable in increments of one-third annually commencing on the first anniversary date of the option grant and become fully exercisable on the third anniversary date of the grant.

[2]	Amounts shown are estimates of the value of the options calculated using the Black-Scholes option valuation model. The material assumptions and adjustments incorporated into the model include the exercise price of the option, the estimated option term until exercise (ranging from four to five years), an interest rate factor based on the U.S. Treasury rate over the estimated option term (ranging from 3.2% to 3.7%), a volatility factor based on the standard deviation of the price of the Common Stock (ranging from 27% to 29%) and a dividend yield based on the annualized dividend rate per share of Common Stock (2.0%). The actual value of the options, if any, will depend on the extent to which the market value of the Common Stock exceeds the price of the option on the date of exercise. Management believes that the Black-Scholes model was not developed for the purpose of valuing employee stock options. There can be no assurance that the amounts shown will approximate the value the executive officer will actually realize.

[3]	Includes the following options received pursuant to the Accelerated Ownership Feature: 58,261 expiring on 7/13/10; and 77,266 expiring on 9/14/10.

       The following table contains information about the Named Officers' exercises of stock options during 2003 and the number and value of any unexercised stock options they held as of December 31, 2003.

2003 Option Exercises and Year-End Values

(a)	(b)	(c)	(d)	(e)

Executive Officer	Number of Securities Underlying Exercised Options (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#) Exercisable/ Unexercisable	Value of Unexercised In-The-Money Options at FY-End ($) Exercisable/ Unexercisable

Reuben Mark	4,000,000 [1]	131,000,480 [1]	5,200,000/ 0	24,716,172/ 0

William S. Shanahan	148,649	1,117,469	1,730,696/ 565,000	172,251/ 0

Lois D. Juliber	11,698	42,259	616,743/ 326,673	1,320,919/ 597,701

Javier G. Teruel	10,242	10,894	390,792/ 253,340	1,756,484/ 815,253

Ian M. Cook	—	—	323,533/ 313,334	211,555/ 273,248

[1]	As previously detailed and disclosed publicly in a Form 4 filed with the SEC, in January 2003, Mr. Mark exercised expiring stock options granted ten years earlier. The grant was in lieu of any other new option grants over a five-year period, and all options granted were at premium exercise prices ranging from 10% to 80% over the market price of the Common Stock on the date of grant. Thus, for the options to have resulted in gains for Mr. Mark, the Colgate Common Stock price had to increase in excess of the applicable price premium during the term of the options. In addition, the options were subject to early expiration if the Colgate Common Stock price did not increase by certain amounts within certain periods of time (60% within six years and 80% within eight years). These levels of price appreciation were reached, and accordingly the options had a ten-year term. Mr. Mark did not exercise them until they were due to expire. During the 10-year period the options were in force (January 13, 1993 to January 7, 2003), Colgate's Common Stock price increased 286% versus a 114% increase for the S&P 500 and a 175% increase for the peer company group shown on page 20 during the same ten-year period. Mr. Mark paid the exercise price of the options in Common Stock and has retained all shares received, except those withheld for taxes.

Retirement Plan

       Eligible employees receive retirement benefits under the Colgate-Palmolive Company Employees' Retirement Income Plan (the ''Retirement Plan''). Under this plan, benefits are determined in accordance with one of two formulas: (i) the ''final average earnings'' formula, the original formula under the Retirement Plan; or (ii) the Personal Retirement Account (''PRA'') formula, which was added to the Retirement Plan on July 1, 1989.

       All salaried employees of the Company employed at June 30, 1989 were offered a one-time election to maintain the Retirement Plan's benefit under the ''final average earnings'' formula by making monthly contributions of 2% of recognized earnings (described below in Table A, footnote 1) up to the Social Security wage base and 4% of recognized earnings in excess of the wage base. Employees who made this election are entitled at retirement to receive the greater of the benefit under the ''final average earnings'' formula or the benefit under the PRA formula. Employees who did not make this election and eligible employees hired on or after July 1, 1989 are entitled at retirement to receive the benefit under the PRA formula. All of the Named Officers made this one-time election in 1989.

       The tables below show the estimated annual retirement benefit payable using these two formulas. Both tables include payments under the Supplemental Salaried Employees' Retirement Plan in excess of limitations under the Internal Revenue Code of 1986, as amended. Benefits payable under the Supplemental Salaried Employees' Retirement Plan are subject to a maximum of 70% of the sum of an individual's base salary at retirement and bonus for the calendar year immediately preceding retirement, less benefits payable under the Retirement Plan. Benefits are subject to an offset for Social Security and certain other benefits.

   Final Average Earnings Formula

       Table A shows the estimated maximum annual retirement benefit payable to employees (including the Named Officers) retiring in 2004 under the ''final average earnings'' formula of the Retirement Plan. Benefits under this formula are computed by multiplying ''final average earnings'' by the product of years of service and 1.8%.

TABLE A
(Expressed in $)

	Years of Service[2]
Remuneration[1]	15	20	25	30	35	40	45

1,500,000	405,000	540,000	675,000	810,000	945,000	1,080,000	1,215,000

2,000,000	540,000	720,000	900,000	1,080,000	1,260,000	1,440,000	1,620,000

2,500,000	675,000	900,000	1,125,000	1,350,000	1,575,000	1,800,000	2,025,000

3,000,000	810,000	1,080,000	1,350,000	1,620,000	1,890,000	2,160,000	2,430,000

3,500,000	945,000	1,260,000	1,575,000	1,890,000	2,205,000	2,520,000	2,835,000

4,000,000	1,080,000	1,440,000	1,800,000	2,160,000	2,520,000	2,880,000	3,240,000

4,500,000	1,215,000	1,620,000	2,025,000	2,430,000	2,835,000	3,240,000	3,645,000

5,000,000	1,350,000	1,800,000	2,250,000	2,700,000	3,150,000	3,600,000	4,050,000

5,500,000	1,485,000	1,980,000	2,475,000	2,970,000	3,465,000	3,960,000	4,455,000

6,000,000	1,620,000	2,160,000	2,700,000	3,420,000	3,780,000	4,320,000	4,860,000

[1]	Remuneration equals ''final average earnings,'' which is the average of an individual's highest ''recognized earnings'' for any three consecutive years during the ten years immediately preceding retirement. For the Named Officers, ''recognized earnings'' for 2004 is the sum of (i) the higher of the salary earned during 2003 (column (c) in the Summary Compensation Table on page 21) or the annual salary as of January 1, 2004 and (ii) the bonus paid during 2003 (column (d) in the Summary Compensation Table on page 21).

[2]	The years of service credited under the Retirement Plan as of January 1, 2004 for the Named Officers are: Mr. Mark — 40 years 7 months; Mr. Shanahan — 38 years 5 months; Ms. Juliber —15 years 5 months; Mr. Teruel — 32 years; Mr. Cook — 27 years 10 months.

   PRA Formula

       Table B shows the estimated annual retirement benefit payable under the PRA formula for each of the Named Officers based on 2004 recognized earnings. These estimates assume no future increases in such earnings, an annuity rate of 7.0% and a retirement age of 65. If a Named Officer were to retire before reaching age 65, the benefit payable would be reduced substantially based on his or her age at retirement.

TABLE B

Named Officer	Year Reaching Age 65	Amount of Level Annuity ($)

Reuben Mark	2004	1,140,136

William S. Shanahan	2005	755,281

Lois D. Juliber	2014	404,650

Javier G. Teruel	2015	711,539

Ian M. Cook	2017	723,344

       Benefits under the PRA formula are determined as follows: On July 1, 1989, an account was established for each eligible person employed on June 30, 1989, with an opening balance equal to the greater of (i) the value of the pension then accrued under the ''final average earnings'' formula or (ii) an amount equal to the sum of the monthly pay-based credits that would have been made to the employee's account had the PRA always been in effect. Thereafter, monthly pay-based credits accumulate in the employee's account. These credits equal a percentage of the employee's monthly recognized earnings determined in accordance with the following formula:

Years of Service	Up to 1/4 of Social Security Wage Base	Over 1/4 of Social Security Wage Base
0-9	2.50%	3.75%
10-14	3.00%	4.50%
15-19	4.00%	6.00%
20-24	5.35%	8.00%
25 or more	7.50%	11.25%

       The employee's account receives a monthly credit for interest at an annual rate of 2% over the current six-month Treasury bill rate, adjusted quarterly. This rate was 2.99% in the first quarter of 2004 and 3.27% in the first quarter of 2003. The Company also establishes PRA accounts for all eligible employees hired on or after July 1, 1989, which receive monthly credits as described above.

       During 2002 the Company granted Ms. Juliber, a mid-career hire with 14 years service at the time, a pension enhancement which vested to her as an active employee on February 1, 2004. The estimated annual amount of the pension enhancement is expected to range from approximately $90,000 to $210,000, assuming targeted salary increases and bonuses, with the actual amount to be mutually agreed at the time of Ms. Juliber's retirement based upon matters such as her age at retirement, eligibility for other pension enhancement programs available to employees and other relevant factors.

Executive Severance Plan and Other Arrangements

       The Company has an Executive Severance Plan (the ''Severance Plan''), which the Board of Directors adopted effective September 14, 1989, and last reapproved as of June 14, 2001. The Severance Plan will expire on June 30, 2004 unless renewed by the Board of Directors. The Severance Plan, which is administered by the P&O Committee, is designed to provide participants with reasonable compensation if their employment is terminated in certain defined circumstances, primarily following a change of control of the Company. The P&O Committee selects participants from among the executive officers and other key personnel of the Company and has selected the Named Officers, among others, as participants. In addition to the Severance Plan, the Company has incorporated other arrangements relating to a change of control in its benefit plans, as described below.

   Severance Plan

       Under the Severance Plan, if at any time within two years of a change of control of the Company (as defined in the Severance Plan) a participant terminates employment due to an adverse change in the conditions of employment or the Company terminates the participant's employment, the participant is entitled to receive an amount equal to (i) between 12 and 36 months of compensation, plus (ii) a prorated cash bonus under the Executive Incentive Compensation Plan for the period prior to termination. This amount is paid in a lump sum, unless an outside accounting firm determines that a lump sum payment under the Severance Plan would cause the participant to exceed the statutory limit and subject the participant to tax under Section 4999 of the Internal Revenue Code of 1986, as amended. In such event, the participant receives a reduced amount that results in net after-tax payments that are equal to or greater than the amount that would have been received following payment of the lump sum. If, however, the amount due under the Severance Plan causes the participant to exceed the statutory limit by more than 10%, then the participant receives such amount plus a gross-up payment that is sufficient to satisfy the Section 4999 tax and any related taxes. No severance payments are required if a participant is terminated for cause, which is defined as serious willful misconduct likely to result in material economic damage to the Company. For purposes of (i) above, compensation means the participant's base salary as of the termination date plus his or her highest bonus award under the Executive Incentive Compensation Plan within the last five years.

       In addition, whether or not a change of control has occurred, if the Company terminates the employment of a Severance Plan participant at its convenience, the Company must continue to pay the participant's base salary and certain benefits for a period ranging from nine to 36 months. The Company is not required to make these payments if it terminates the participant's employment for cause or if the participant voluntarily terminates his or her employment. The period during which the Company continues salary and benefits payments ends when the participant turns 65 or attains 85 years of combined age and service with the Company.

   Other Arrangements

       Other arrangements relating to a change of control in the Company's benefit plans are as follows. Under the Company's stock option plans, stock options held by employees that are not yet exercisable become exercisable upon a change of control. Under the Non-Employee Director Stock Option Plan, stock options held by non-employee directors that are not yet exercisable become exercisable upon a change of control. Alternatively, non-employee directors may surrender their options to the Company in exchange for a payment equal to the difference between the exercise price of the options and the Common Stock's current value. Restricted stock awards made under the current Executive Incentive Compensation Plan, which was approved by stockholders on May 5, 1999, vest as follows: (i) in the case of performance-based awards, upon a change of control; and (ii) in the case of all other awards, upon a termination of employment that occurs within two years of a change of control (as discussed above under ''Severance Plan''). All restricted stock awards made prior to May 5, 1999 vest upon a change of control. With respect to the Supplemental Salaried Employees' Retirement Plan, which is an unfunded plan, the Company has arranged for a letter of credit that requires the issuing bank to fund the accrued benefits payable under this plan if the Company refuses to pay these benefits after a change of control. Funding is to be made by payments to a trust, which payments would be subject to the claims of the Company's creditors if the Company were to become insolvent.

Compensation Committee Interlocks and Insider Participation

       The members of the P&O Committee during 2003 were Mrs. Conway and Messrs. Ferguson, Gutierrez, Johnson, Kogan and Lewis. None of these persons is an employee of the Company, and none has any direct or indirect material interest in or relationship with the Company or any of its subsidiaries. None of the executive officers of the Company has served on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on the Company's Board of Directors or the P&O Committee.

P&O Committee Report on Executive Compensation

Overview of Compensation Philosophy and Program

       The Company's executive compensation programs are designed to:

•	Support the Company's business goals of fostering profitable growth and increasing shareholder value.

•	Align the interests of executives and stockholders through the use of stock-based compensation plans.

•	Attract, retain and motivate high-caliber executives.

•	Pay for performance by linking compensation to achievement of established goals and objectives.

•	Pay competitively to recruit and retain the strongest talent.

       The P&O Committee, which is made up entirely of independent directors, oversees the Company's compensation practices. It reviews and recommends the compensation of Reuben Mark, the Chairman and Chief Executive Officer, subject to the approval of the other independent directors of the Board. In addition, the P&O Committee reviews and approves, and the Board ratifies, the compensation of the other executive officers of the Company.

       To help it in its role of overseeing compensation practices, the P&O Committee makes use of Company resources and also periodically retains the services of independent compensation consultants to assist in assessing the competitiveness and appropriateness of the Company's executive compensation program. During 2003, the P&O Committee retained the services of Towers Perrin and Hewitt & Associates. The Committee is working with Towers Perrin to review the compensation program for the Chairman and Chief Executive Officer. The P&O Committee has retained Hewitt & Associates to review Colgate's executive compensation programs and policies in general.

       The Company measures the competitiveness of its compensation programs against a comparison group of other leading companies, referred to in this report as the ''Comparison Group.'' The Comparison Group consists primarily of consumer products companies but also includes other kinds of industrial companies to better represent the market for executive talent in which the Company competes. The P&O Committee reviews and approves the companies in the Comparison Group, which are selected and updated periodically by the Company's Human Resources department based on the recommendations of independent compensation consultants.

       In addition, the Company designs its compensation programs to preserve the tax deductibility of compensation paid to executive officers under Section 162(m) of the Internal Revenue Code to the extent possible consistent with the need to attract and retain high-caliber executives. To this end, the Company is asking stockholders to reapprove certain portions of the Company's stockholder-approved Executive Incentive Compensation Plan at the upcoming Annual Meeting to preserve the tax deductibility of certain awards under the plan. (See Proposal 3 beginning on page 37.)

       The key components of compensation used by the Company are:

•	Base salary

•	Annual performance-based incentives, which are usually paid in the form of cash bonuses, and

•	Long-term performance-based incentives, which include stock options and restricted stock grants.

       This report discusses each of these components of compensation as applied to the executive officers generally and then concludes with a separate discussion of Mr. Mark's compensation.

   Base Salary

       The Company sets the midpoint of the salary range for executive officers generally at the median of the Comparison Group, with salaries above the median available to exceptional performers and key contributors to the success of the Company. The direct manager of each officer recommends whether to grant the officer a salary increase during the year based on the following factors:

•	Individual performance

•	Business unit performance, where applicable

•	Assumption of new responsibilities

•	The Company's overall annual salary budget guidelines

•	Other performance measures, such as improvements in customer service, faster product development, improvements in market share of Colgate brands, global expansion and productivity increases

•	Competitive data from the Comparison Group

       In 2003, salaries for executive officers as a group were above the median of the Comparison Group for similar jobs.

   Annual Performance-Based Incentives—Cash Bonus

       Executive officers are eligible for cash bonuses under the Company's Executive Incentive Compensation Plan (the ''EICP''). The guidelines for bonus awards to certain designated executives and other executive officers are as follows.

   Designated Executives

       The ''Designated Executives'' for EICP cash bonuses are the Chief Executive Officer, the President, the Chief Operating Officer, the two Executive Vice Presidents reporting to the President, the Chief Financial Officer, the Senior Vice President, General Counsel and Secretary and the Senior Vice President, Global Human Resources. No later than the 90th day of the applicable year, the P&O Committee establishes one or more specific performance measures. Designated Executives' annual EICP cash bonuses are paid in March of the following year only if the Company attains such pre-established measures. In 2003, the pre-established performance measure was an earnings-per-share goal. The EICP cash bonus for each Designated Executive is set by a formula that takes into account the extent to which the Company has achieved the earnings-per-share goal. Additionally, a supplemental award may be made if the Company's earnings-per-share growth, as compared to the earnings-per-share growth of the companies included in the peer company index (see page 20), meets certain requirements. The P&O Committee has discretion only to adjust awards downward.

       Each Designated Executive is assigned threshold, target and maximum bonus award opportunities for his or her EICP cash bonus. The targets are set generally at the median of the Comparison Group.

       In 2003, the Company exceeded its earnings-per-share goal. The formula generated cash bonuses that exceeded the limit of two times target; however, the P&O Committee reduced the awards to the Designated Executives to an amount less than two times target.

   Other Executive Officers

       Bonuses for executive officers other than Designated Executives are determined by a formula that is based on:

•	The financial performance of the Company as a whole or the business unit to which an executive is assigned.

•	The achievement of individual and team goals.

       Financial performance measures are based on the budgetary process. Adjustments are permitted to take account of unusual items beyond the control of the Company or business unit involved. For 2003, the Company-wide financial performance measure was an earnings-per-share goal, which applied to all executive officers with corporate-wide responsibilities. The business unit financial measures were sales and profit, which applied to all officers with specific business unit responsibilities.

       Executive officers other than the Designated Executives are also assigned threshold, target and maximum bonus award opportunities based on their grade levels. Target award opportunities are set generally at the median of the Comparison Group. If the Company or business unit exceeds its earnings-per-share or sales and profit goals, above-target bonuses may be granted. If the minimum financial goals are not met, bonuses, if any, may be below the target level.

       During 2003, the Company exceeded its earnings-per-share goal, and most business units exceeded their sales and profit goals. EICP cash bonuses for the executive officers were generally above target.

   Long-Term Performance-Based Incentives

       The Company uses two types of long-term performance-based incentives: stock options and restricted stock awards. The purpose of these grants is to encourage and reward the long-term growth and performance of the Company. Since the Company and the P&O Committee view the use of long-term incentive equity awards as a way to obtain a competitive compensation advantage, the Company's strategy is to set target levels for these awards between the median and the seventy-fifth percentile of the Comparison Group.

       During 2003, the Company reviewed its approach to the use of stock options in light of regulatory and competitive developments in the marketplace. While the Company still believes strongly in the appropriateness of options as a long-term incentive vehicle, the following key changes were made to the stock option program: option guidelines and awards were reduced by 10%; the option term was reduced from ten years to six years; and the Accelerated Ownership Feature, a reload program described on page 22 of the Proxy Statement, was ended. To maintain the competitiveness of the Company's overall compensation program, in March 2004 the P&O Committee approved a new restricted stock award program under the EICP for employees eligible to receive stock options. The first grants under the new program are expected to be made in September 2004.

       In addition, from time to time, the Company grants stock options and restricted stock awards for special recognition and retention purposes. The Company does not take into account the amount or terms of existing stock holdings of executive officers in making decisions to award stock options or restricted stock.

   Stock Option Awards

       Stock option awards are granted under the 1997 Stock Option Plan. The number of stock options granted is based on factors similar to those used to determine salary and bonus, including a review of the practices of the Comparison Group. In addition, the Board has established a limit of 1.2% of shares of Common Stock outstanding on the amount of annual and special recognition stock options that may be granted each year. Actual awards may vary from the target based on individual performance, business unit performance or the assumption of increased responsibilities.

       Generally, the Company grants stock options on an annual basis. If the Company performs poorly during a given year, however, the P&O Committee may decide not to grant stock options.

       The key terms of the stock options granted annually by the Company are:

•	The exercise price of the options is equal to the market price of the Common Stock on the date of grant.

•	The options have a six-year term.

•	The options vest in equal annual installments over three years.

       During 2003, stock option awards to executive officers as a group were consistent with the Company's reduced target award levels described above.

   Restricted Stock Awards

       Restricted stock awards are made under the Long-Term Global Growth Program of the EICP to Designated Executives and other executive officers.* Generally, these awards vest three years from the date of the award and are forfeited if the recipient terminates his or her employment with the Company prior to the end of the three-year vesting period.

       Guidelines for restricted stock awards to the Designated Executives and other executive officers are as follows.

   Designated Executives

       For purposes of the Long-Term Global Growth Program, the term ''Designated Executives'' includes certain Division Presidents as well as the executive officers listed as Designated Executives in the ''Annual Performance-Based Incentives—Cash Bonus'' section above. Restricted stock awards for Designated Executives are granted based on whether the Company achieves targeted levels of growth in compounded annual net sales and earnings-per-share over a three-year measurement period.

       Each year a Designated Executive is assigned a threshold, target and maximum award opportunity that is realizable if the Company meets or exceeds the targeted net sales and earnings-per-share growth over the following three years. The target award opportunities are set in dollars as a percentage of salary, except for the Chief Executive Officer's target, which is expressed as a specific number of shares of Common Stock.

       At the end of the measurement period, if the performance targets are met, awards are made in the form of restricted stock based on the fair market value of the Common Stock on the date the award is made. If performance falls below a certain level, no awards are made. As noted, these awards generally vest after three years and are conditioned on the employee's continued employment by the Company. Grants of awards are subject to the discretion of the P&O Committee.

       Designated Executives received restricted stock awards under the Long-Term Global Growth Program for 2003 based on sales and earnings-per-share growth over the 2001 through 2003 measurement period, which fell below the applicable goals. Accordingly, these awards were below target.

   Other Executive Officers

       Restricted stock awards are granted to other executive officers under the Long-Term Global Growth Program in accordance with the procedures for the Designated Executives described above, except that supplemental measures relating to the Company's business fundamentals may be taken into account from time to time. These performance measures may be adjusted for unusual items beyond the control of the Company or business unit involved.

       The P&O Committee granted restricted stock awards to executive officers other than the Designated Executives under the Long-Term Global Growth Program for 2003 based on sales and earnings-per-share growth over the 2001 through 2003 measurement period, which fell below the applicable goals. Supplemental measures also influenced the amount of the awards. The supplemental measures were new product growth, sales effectiveness, cash generation, supply

*	As noted above on page 30, in March 2004 the P&O Committee approved a new restricted stock award program under the EICP to complement the stock option program, which was reduced in value in 2003.

chain savings and creating an environment to attract, retain and develop the best talent. Including the value of the awards based on the performance against these supplemental measures, total awards were above target.

Recognition and Retention Awards

       The P&O Committee also has the authority under the EICP to make non-performance-based awards of cash, Common Stock, restricted stock or a combination thereof. Awards of this type to Covered Employees (see discussion on page 38) are not deductible to the extent that they exceed the limits on tax deductibility imposed by Section 162(m) of the Internal Revenue Code. In 2003, the P&O Committee granted discretionary restricted stock awards to certain Designated Executives and executive officers to help ensure the retention of these executives.

2003 Chief Executive Officer Compensation

       The P&O Committee reviews and recommends the compensation of Reuben Mark, the Chairman and Chief Executive Officer of the Company, subject to the approval of the other independent directors of the Company. As noted above, in 2003 the P&O Committee retained the services of Towers Perrin to review the compensation program for the Chairman and Chief Executive Officer, and such review is continuing. Mr. Mark's total compensation for 2003 as reported in the Summary Compensation Table on page 21 decreased by 4.7% from such compensation in 2002.

   Salary

       As discussed in the ''Base Salary'' section above, the midpoint of the salary range for executive officers is generally set at the median of the Comparison Group, with salaries above the median available to exceptional performers and key contributors to the success of the Company. In setting Mr. Mark's base salary for 2003, the P&O Committee considered the following key factors: the Company's pre-established guidelines for determining salary increases, the Company's success in exceeding its sales and profit goals in 2003, the salaries of other CEOs in the Comparison Group and Mr. Mark's individual performance and contributions to the continuing success of the Company. During 2003, the P&O Committee increased Mr. Mark's annual salary by 5%. Mr. Mark's salary is above the median of the Comparison Group.

   Annual Cash Bonus

       As discussed above in the ''Annual Performance-Based Incentives—Cash Bonus'' section, the Chief Executive Officer's annual EICP cash bonus, like that of the other Designated Executives, is payable based upon the successful attainment of specific performance measures established in advance by the P&O Committee, subject to the P&O Committee's discretion to adjust the award downward. During 2003, the Company exceeded its earnings-per-share goal. The award generated by the formula exceeded the limit of two times target. Therefore, the P&O Committee reduced the calculated award from $4,116,360 to $3,393,120, an amount within the formula limit. This represents a 2.8% increase from the prior year. Total cash awards for the Chief Executive Officer and all executive officers as a group exceeded median bonus levels of the Comparison Group.

   Restricted Stock Award

       Mr. Mark is also eligible for restricted stock awards under the Company's Long-Term Global Growth Program described above. Mr. Mark's target award opportunity under this program is established in shares of Common Stock rather than cash. For the measurement period 2001 through 2003, it was 97,200 shares. As discussed above, the P&O Committee granted restricted stock awards to Designated Executives and executive officers under the Long-Term Global Growth Program for 2003 based on sales and earnings-per-share growth over the 2001 through 2003 measurement period. Mr. Mark was granted 91,757 shares of restricted stock for the 2001 through

2003 measurement period. This represents a 12.3% decrease from the prior year and was below target based on a pre-established formula relating sales and earnings-per-share growth to target.

   Stock Options

       Mr. Mark did not receive a stock option grant in 2003 in light of the multi-year stock option grant he received in 1997. For additional information regarding the multi-year grant, see footnote 6 to the Summary Compensation Table under ''Executive Compensation''.

Conclusion

       In summary, the P&O Committee believes that excellent executive performance is key to excellent Company performance. Therefore, the P&O Committee's approach to executive compensation is guided by the principle that executives should have the potential for increased earnings when performance objectives are exceeded, provided that there is appropriate downside risk if performance targets are not met.

       The foregoing report has been furnished by Mrs. Conway (Chair) and Messrs. Ferguson, Gutierrez, Johnson, Kogan and Lewis.

Certain Relationships and Related Transactions

       The Board of Directors has authorized the Company, in its discretion, to repurchase Common Stock from its employees from time to time at a price equal to the then fair market value of the Common Stock. These repurchases are approved by the Stock Repurchase Subcommittee of the P&O Committee, which is comprised of two independent directors (Jill K. Conway and Richard J. Kogan, the Chair and Deputy Chair of the P&O Committee, respectively). Since January 1, 2003, the Company has purchased the specified amounts of Common Stock from the following of its directors and executive officers: David W. Johnson (2,600 shares for $138,775); William S. Shanahan (28,306 shares for $1,621,934); Lois D. Juliber (16,338 shares for $919,094); Javier G. Teruel (27,000 shares for $1,524,825); Stephen C. Patrick (5,008 shares for $256,034); Robert J. Joy (35,855 shares for $1,910,548); Dennis J. Hickey (20,000 shares for $1,102,500); Steven R. Belasco (25,000 shares for $1,356,500); Robert C. Wheeler (51,733 shares for $2,741,595); and John J. Huston (5,500 shares for $305,085). These types of transactions are reported to the SEC within two business days of the transaction date. Giving effect to these transactions, these directors and executive officers continue to exceed the stock ownership guidelines established by the Board.

INDEPENDENT PUBLIC ACCOUNTANTS

       As previously disclosed by the Company in its current report on Form 8-K filed with the SEC on May 17, 2002, the Board of Directors of the Company, on May 16, 2002 and upon the recommendation of its Audit Committee, authorized and approved the appointment of PricewaterhouseCoopers LLP to serve as the Company's independent auditors for the fiscal year ended December 31, 2002, replacing Arthur Andersen LLP.

       Neither of Arthur Andersen's reports on the Company's consolidated financial statements for the fiscal years ended December 31, 2000 and 2001 contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's fiscal years ended December 31, 2000 and 2001, and through May 16, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their reports on the Company's consolidated financial statements for such years; and there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K. The Company provided Arthur Andersen with a copy of these disclosures and Arthur Andersen provided the Company with a letter addressed to the SEC, dated May 16, 2002, stating its agreement with such statements. A copy of Arthur Andersen's May 16 letter was filed as an exhibit to the Company's current report on Form 8-K dated May 17, 2002 reporting the change in certifying accountant.

       During the Company's fiscal years ended December 31, 2000 and 2001 and through May 16, 2002, the Company did not consult PricewaterhouseCoopers LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any matters or reportable events, as described in Items 304(a)(1)(iv) and (v) of Regulation S-K.

PROPOSALS REQUIRING YOUR VOTE

       The following six proposals will be presented at the meeting for your vote. Space is provided in the accompanying proxy card to approve, disapprove or abstain from voting on each of the proposals. If you vote using the telephone or Internet, you will be instructed how to approve, disapprove or abstain from voting on these proposals.

       The Board of Directors recommends a vote for Proposals 1, 2 and 3 and against Proposals 4, 5 and 6.

PROPOSAL 1: ELECTION OF DIRECTORS

       The Board has nominated nine people for election as directors at the Annual Meeting. All nominees are currently serving as directors of the Company and were elected at the 2003 Annual Meeting, except Ms. Monrad, who joined the Board in February 2004. If you elect these nominees, they will hold office until the next Annual Meeting or until their successors have been elected and qualified.

       The nominees are Jill K. Conway, Ronald E. Ferguson, Carlos M. Gutierrez, Ellen M. Hancock, David W. Johnson, Richard J. Kogan, Delano E. Lewis, Reuben Mark and Elizabeth A. Monrad. Biographical information regarding the nominees appears on pages 8-10 of this Proxy Statement.

       The Board of Directors recommends a vote FOR the nominees for director listed above.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

       We are asking you to ratify the Audit Committee's selection of PricewaterhouseCoopers LLP as our independent auditors for 2004. PricewaterhouseCoopers LLP has audited the accounts of the Company since May 2002. The Board considers it desirable to continue the services of PricewaterhouseCoopers LLP.

       The fees billed or expected to be billed by PricewaterhouseCoopers LLP for professional services rendered to the Company during 2003 and 2002 are set forth below. The Audit Committee has concluded that the provision of non-audit services (as described below) by the independent auditors to the Company did not and does not impair or compromise the auditor's independence.

PricewaterhouseCoopers LLP Fees
(in millions)

	2003	2002
Audit Fees	$5.6	$5.1
Audit-Related Fees	.2	.1
Tax Fees	3.8	2.5
All Other Fees	—	.1

Total	$9.6	$7.8

       Audit Fees

       These amounts represent fees billed or expected to be billed by PricewaterhouseCoopers LLP for professional services rendered for the audits of the Company's annual financial statements for the fiscal years ended December 31, 2003 and 2002, the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q, and services related to statutory and regulatory filings or engagements for such fiscal years.

       Audit-Related Fees

       These amounts represent fees billed or expected to be billed by PricewaterhouseCoopers LLP for professional services rendered that were reasonably related to the performance of the audits or the reviews of the Company's financial statements in 2003 and 2002 (but which are not included under ''Audit Fees'' above). Audit-Related fees consisted principally of employee benefit plan audits and attestation-related services.

       Tax Fees

       These amounts represent fees billed or expected to be billed by PricewaterhouseCoopers LLP for professional services rendered relating to tax compliance, tax advice and tax planning in various tax jurisdictions around the world. This category includes fees of $2.1 million and $1.8 million for the years ended December 31, 2003 and 2002, respectively, related to tax compliance services for the Company's expatriate employee programs. The remaining fees resulted from assistance in the preparation and review of tax returns and assistance with tax audits, refund claims and certain tax planning services.

       All Other Fees

       These fees are primarily for human resource related services which were performed in 2002 and have since been discontinued.

       Audit Committee Pre-Approval Policy

       The Audit Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services that may be performed by the Company's independent auditors. Under this policy, each year, at the time it engages the independent auditors, the Audit Committee pre-approves the audit engagement terms and fees and may also pre-approve detailed types of audit-related and permitted tax services, subject to certain dollar limits, to be performed during the year. All other non-audit services are required to be pre-approved by the Audit Committee on an engagement-by-engagement basis. The Audit Committee may delegate its authority to pre-approve services to one or more of its members, whose activities shall be reported to the Audit Committee at each regularly scheduled meeting.

       Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement and will be available to respond to appropriate questions.

       If the stockholders should fail to ratify the selection of auditors, the Audit Committee will designate auditors.

       The Board of Directors recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as auditors.

PROPOSAL 3: REAPPROVAL OF CERTAIN PORTIONS OF THE COMPANY'S
STOCKHOLDER-APPROVED EXECUTIVE INCENTIVE COMPENSATION PLAN

Introduction

       Federal law requires the Company to seek stockholder approval of certain features of the Executive Incentive Compensation Plan (the ''EICP Plan'' or the ''Plan'') every five years to preserve the tax deductibility of certain awards under the Plan under Section 162(m) of the Internal Revenue Code. The Plan, originally adopted in 1962 and last approved by stockholders in 1999, is now being resubmitted for stockholder approval to satisfy these federal tax requirements. The Company is not proposing any changes in the EICP Plan and is not seeking to increase the aggregate number of shares authorized for issuance under the Plan.

       Set forth below is a description of the key terms of the EICP Plan. The terms of the Plan that stockholders are being asked to reapprove include the performance measures and other terms described below under the heading ''Section 162(m) Exemption and Tax Exempt Awards Under the Plan.'' Please also refer to the text of the Plan, which is attached as Appendix D.

       Regardless of the outcome of this proposal, the ten-year EICP Plan, as approved by stockholders in 1999, will remain in effect through the end of its term. The Board believes the EICP Plan is an essential tool for attracting, retaining and motivating key employees. Accordingly, the Board will consider whether to continue to make grants under the EICP Plan to ''Covered Employees'' (as defined below) in the future even if tax deductibility is not assured.

Background and Purpose of Plan

       The EICP Plan is an important part of the Company's overall compensation program. It allows the Company to make annual and long-term incentive awards to the Company's officers and employees. The purpose of the Plan is to enhance the Company's ability to attract, retain and motivate officers and employees and to provide them with incentives that are directly linked to the Company's future growth and profitability and future increases in stockholder value. Employees who are responsible for or contribute to the Company's management, growth and profitability are eligible for awards under the Plan. Currently, approximately 1,200 employees participate in the Plan. Information about the types of awards currently granted under the Plan is set forth in the P&O Committee Report on Executive Compensation beginning on page 28. The current term of the EICP Plan expires on May 31, 2009.

Administration by P&O Committee

       The P&O Committee, which is made up entirely of independent directors, administers the EICP Plan. It has the authority to select participants eligible for awards under the Plan and to determine the form and amount of awards. It may grant awards in the form of cash, Common Stock and restricted stock, or a combination thereof. The P&O Committee determines and approves the terms and conditions of all awards granted under the Plan, including the number of shares of stock or amount of cash covered by each award and any vesting, acceleration or forfeiture provisions and performance goal requirements.

       The P&O Committee has authority to adopt administrative rules governing the Plan and to interpret its terms and provisions. The full Board may act in place of the P&O Committee, except where to do so would disqualify awards for the Section 162(m) exemption discussed below. The P&O Committee may delegate to officers the authority to grant awards to participants other than certain executive officers. Management is responsible for the day-to-day administration of the Plan.

Section 162(m) Exemption and Tax Exempt Awards under the Plan

       As explained above, the Plan is designed to enable the Company to grant awards to its senior management that are exempt from limitations on tax deductibility. Section 162(m) of the Internal Revenue Code imposes certain requirements to maintain the tax deductibility to the

Company of compensation in excess of $1 million per year to a ''Covered Employee.'' In general, ''Covered Employees'' for a given year are those employees whose names are set forth in the Summary Compensation Table of the Company's annual proxy statement. (See page 21 for this year's Summary Compensation Table.) Awards that meet the exemption from limitations on tax deductibility under Section 162(m) (''Exempt Awards'') must be based on the attainment of one or more objective performance goals, and the material terms of Exempt Awards must be disclosed to and approved by stockholders.

       Under the EICP Plan, the performance goals that the P&O Committee may use to determine Exempt Awards may be based on one or more of the following measures over a period of time specified by the P&O Committee: earnings per share, net income, sales, revenues, margins, non-variable expenses, pre-tax profit, net profit after tax, gross profit, operating profit, cash generation, unit volume, return on equity, change in working capital, return on capital or stockholder return. These measures may be applied against the performance of the Company or any of its affiliates, divisions or units, and in relation to other companies, indices, targets, prior performance or otherwise.

       In addition, as approved by the Company's stockholders in 1999, the aggregate Exempt Awards that any individual may receive in any one year under the Plan are subject to a maximum share limit of 200,000 shares (the ''Share Limit'') and a maximum cash limit of $4 million, adjusted for inflation (the ''Cash Limit'').

       As described in the P&O Committee Report on Executive Compensation, the P&O Committee establishes one or more performance goals of the type listed above for annual cash bonuses and long-term incentive awards (generally based on three-year performance periods) to Designated Executives (as defined in the P&O Committee Report) before or at the start of the applicable performance period. Annual bonuses and long-term incentive awards for Designated Executives are then payable only to the extent that the pre-established performance goals set by the P&O Committee are met. The P&O Committee has the discretion to adjust the awards downwards, but not to increase them. Typically, annual bonuses are paid in cash, and long-term incentive awards are paid in the form of restricted stock. More information about the annual bonuses and long-term incentive awards currently granted under the Plan by the P&O Committee, including performance measures used, performance and measurement periods, targets for awards and vesting conditions, is set forth in the P&O Committee Report.

       The Plan also authorizes the Company to make ''Pool Awards,'' which are Exempt Awards from an incentive pool consisting of a total dollar amount for a particular measurement period that is determined based on the achievement of one or more performance goals described above during the applicable period (an ''Incentive Pool''). The P&O Committee has not made Pool Awards under the Plan in the past and has no present intention to do so, though it may in the future if it determines that Pool Awards would better serve the Company's compensation goals than the existing incentive award program described in the P&O Committee Report.

       Pool Awards, if made, would work as follows. At the beginning of a particular measurement period set by the P&O Committee, the Committee would determine the terms and conditions of the Incentive Pool for that period, such as the applicable performance period, the performance goals, the formula for determining the Incentive Pool, the participants eligible to receive Pool Awards and the maximum percentage of the Incentive Pool each participant is entitled to receive (not exceeding 100% in the aggregate for all participants) and whether each participant's Pool Award would be subject to the Share Limit, the Cash Limit or a combination thereof. Following the end of each period for which Pool Awards have been granted, the P&O Committee would determine the amount of the Incentive Pool and the maximum Pool Award for each participant, based upon the degree of performance against the pre-established performance goals. The P&O Committee would then determine, based on factors it deems relevant, whether to award each participant the maximum Pool Award for which each participant is eligible or a lesser amount. Like other awards under the Plan, Pool Awards may be paid in cash, by an award of Common Stock or restricted stock, or a combination thereof.

Other Awards

       In addition to the above-described Exempt Awards, the P&O Committee may make separate awards of cash, Common Stock and restricted stock, or a combination thereof. The P&O Committee may also take appropriate steps to qualify these awards for tax deductibility under Section 162(m) or may grant non-tax-deductible awards.

       The P&O Committee grants discretionary restricted stock awards from time to time to key employees, including the Designated Executives, for retention and/or recognition purposes. Awards of this type to Designated Executives are not deductible to the extent they exceed the limits on deductibility imposed by Section 162(m).

       In addition, as described in the P&O Committee Report on page 30, in 2003 the P&O Committee determined to reduce the number of and make certain other changes in the stock options granted to executives and other employees. To maintain the competitiveness of the Company's overall compensation program, in March 2004 the P&O Committee approved a new restricted stock award program under the Plan. Eligible employees will include the Designated Executives and all other employees who receive stock options (approximately 1,200 employees currently). The first grants under the new program are expected to be made in September 2004. Awards under this program to Covered Employees will not be deductible to the extent they exceed the limits on tax deductibility imposed by Section 162(m).

Total Shares Available for Issuance Under the Plan

       The total number of shares of Common Stock available for awards under the Plan during a calendar year is 0.25% of the total number of shares of Common Stock outstanding as of the first day of the year. If shares of Common Stock that are available for grant during a particular calendar year are not used, they are added to the number of shares available for grant in the following year. The Company is not seeking to increase the number of shares available for issuance.

Treatment of Awards Upon Termination of Employment and Change of Control

       Under the EICP Plan, the P&O Committee has the authority to adopt rules and regulations with respect to the treatment of awards upon termination of employment.

       In the event of a change of control of the Company (as defined in the EICP Plan), (i) in the case of restricted stock and legended stock awarded pursuant to the Company's Long-Term Global Growth Program (or other performance-based program), the restricted stock will vest immediately and the restrictions on the sale of the legended stock will be immediately removed, and (ii) in the case of all other restricted stock and legended stock held by an individual, the same will occur only upon the individual's Qualified Termination of Employment (as defined in the Severance Plan) within two years following a change of control. If any Exempt Awards were accelerated under this provision, they would no longer be exempt from the limitation on deductibility imposed by Section 162(m).

Amendment of the Plan

       Generally, the Plan may be amended or discontinued at any time by the Board of Directors, but not in a way that would impair the rights of a participant under any award previously granted, without the participant's consent.

Plan Benefits

       Awards made under the EICP Plan to the Named Officers for 2001 through 2003 are set forth in the bonus column and restricted stock awards column of the Summary Compensation Table on page 21. In 2003, the aggregate amount of annual bonuses paid under the Plan to all executive officers as a group was $13,993,327 and to all non-executive employees as a group was $34,716,936; the aggregate value of restricted stock awards made under the Plan to all executive officers as a group was $11,348,429 and to all non-executive employees as a group was $15,309,356. Amounts to be awarded under the Plan in the future are not currently determinable. It is the intention of the P&O Committee to make awards under the Plan consistent with the Company's business needs and competitive practices.

Equity Compensation Plan Information

       The following table provides information as of the end of 2003 regarding securities of the Company to be issued and remaining available for issuance under the Company's Stock Option and EICP Plans.

	(a)	(b)	(c)

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (in thousands)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (in thousands)

Equity compensation plans approved by security holders	42,380[1]	$48[2]	13,664[3]

Equity compensation plans not approved by security holders	Not applicable	Not applicable	Not applicable

Total	42,380	$48	13,664

[1]	Consists of 40,348 options and 2,032 restricted shares outstanding under the Company's Stock Option and EICP Plans.

[2]	Includes weighted average exercise price of stock options outstanding of $51 and restricted shares of $0.

[3]	Amount relates to options available for issuance under the Company's Stock Option Plans. The amount of restricted shares available for issuance under the EICP during any given calendar year is 0.25% of the Common Stock outstanding as of January 1 of such calendar year, plus any available restricted shares from prior years that were not granted.

Recommendation

       The Board of Directors recommends a vote FOR reapproval of the performance measures and other material terms of the EICP Plan discussed above for purposes of the exemption from the limits on tax deductibility imposed by Section 162(m) of the Internal Revenue Code.

PROPOSAL 4: STOCKHOLDER PROPOSAL

       Victor Rossi, P.O. Box 249, Boonville, CA 95415, owner of 3,200 shares of Common Stock, has informed the Company in writing that he intends to offer the following resolution for consideration at the Annual Meeting.

4—Shareholder Voting Input on Golden Parachutes

RESOLVED: Shareholders recommend that our Board of Directors seek shareholder approval for future golden parachute severance pay for senior executives which provide benefits exceeding 200% of the sum of the executive's base salary plus bonus. Future golden parachutes include agreements renewing, modifying or extending existing severance agreements or employment agreements with severance provisions.

This includes that golden parachutes not be given for a change in control or merger approved but not completed. Or for executives who transfer to the successor company. Implementation is to be in accordance with applicable laws and would be in accordance with existing severance agreements or employment agreements that contain severance provisions.

Because it may not always be practical to obtain prior shareholder approval, our company would have the option under this proposal of seeking approval after the material terms of the agreement were agreed upon.

Victor Rossi, P.O. Box 249, Boonville, Calif. 95415 submitted this proposal.

       In the view of certain institutional investors . . .

Golden parachutes have the potential to:

1) Create the wrong incentives
2) Reward mis-management

A change in control can be more likely if our executives do not maximize shareholder value. Golden parachutes can allow our executives to walk away with millions of dollars even if shareholder value has suffered during their tenure.

       54% Shareholder Support

The 17 shareholder proposals voted on this topic in 2003 achieved an impressive 54% average supporting vote.

The potential magnitude of golden parachutes for executives was highlighted in the failed merger of Sprint (NYSE: FON) with MCI WorldCom. Investor and media attention focused on the estimated $400 million payout to Sprint Chairman William Esrey. Almost $400 million would have come from the exercise of stock options that vested when the deal was approved by Sprint's shareholders.

Another example of questionable golden parachutes is the $150 million parachute payout to Northrop Grumman executives after the merger with Lockheed Martin collapsed.

       Independent Support for Shareholder Input on Golden Parachutes

Institutional investors recommend companies seek shareholder approval for golden parachutes. For instance the California Public Employees Retirement System (CalPERS) said, ''shareholder proposals requesting submission of golden parachutes to shareholder vote will always be supported.'' Also, the Council of Institutional Investors www.cii.org favors shareholder approval if the golden parachute exceeds 200% of a senior executive's annual base salary.

Shareholder Voting Input on Golden Parachutes

YES ON 4

COMPANY RESPONSE

Your Board of Directors recommends a vote against this stockholder proposal for the following reasons:

       Colgate does not grant individual executive severance agreements (so-called ''golden parachute'' agreements) to its senior executives. Instead, consistent with the Company's ''Best Place to Work'' practices, it has an Executive Severance Plan (the ''Plan'') that provides similar benefits to a broad array of executives and key employees, as described on pages 26 and 27 of this Proxy Statement. Currently, approximately 140 employees, including the officers named in the Summary Compensation Table, participate in the Plan. The Plan has been approved by the independent members of the Board of Directors and is subject to their review and reapproval every three years. It next comes up for review by the Board this June.

       The Board believes that Colgate's executive severance program provides reasonable benefits and is an appropriate element of Colgate's executive compensation program. Since such programs are standard at most other companies, the Company's executive severance program enhances its ability to attract, retain and motivate key employees. Importantly, it protects the Company against disruption to the business when a change of control is threatened or pending and ensures that employees will be treated fairly if a merger occurs. In approving the executive severance program, the Board has put in a number of protections to ensure that employees are not unfairly advantaged, as follows:

•	In a change of control situation, severance is paid only if an employee is terminated without cause within two years after a change of control, or resigns due to an adverse change in his or her employment conditions during this period. In other words, an employee receives no severance benefit unless he or she is actually terminated after a change of control or resigns for reasons such as having been demoted or having had his or her salary reduced.

•	There is no payment in the event a pending change of control is not actually consummated.

•	Outside the change of control context, severance is paid only if an executive is terminated without cause, for company convenience.

•	The Plan is overseen by the P&O Committee, which is made up entirely of independent directors. The P&O Committee is charged with selecting participants, establishing benefit levels and interpreting the terms of the Plan.

•	The Plan expires at the end of a three-year term unless it is re-approved by the Board. The Board has retained the right to terminate or amend the Plan during a three-year term, except after or in connection with a change of control.

       While the Board believes the executive severance program is in the best interests of the Company and stockholders at the present time, it intends to continue reviewing the Plan every three years in order to take changing facts and circumstances into account. Most importantly, the Board believes it should retain flexibility in such matters. Stockholder interests are best served if the Board and its P&O Committee retain the flexibility to tailor executive compensation arrangements to best meet the business needs of the Company and competitive conditions. The stockholder proposal seeks to impose an arbitrary rule and would require the Company to incur significant time and expense to convene a special stockholder meeting to approve an executive's severance benefits that do not fit within the rule. Also, the stockholder proposal suffers in our view from being overly broad and vague and would potentially create ambiguity relating to employment arrangements outside the change of control context.

       For all of the above reasons, the Board respectfully requests that stockholders vote against this proposal. The Board believes that the current approved Executive Severance Plan is in the best interests of the Company and its stockholders, but will consider the views of all stockholders as expressed at the Annual Meeting when the Board considers whether to renew the Plan in June.

       For these reasons, the Board of Directors recommends a vote AGAINST this proposal.

PROPOSAL 5: STOCKHOLDER PROPOSAL

       The Treasurer of the State of Connecticut, on behalf of the Connecticut Retirement Plans and Trust Funds, 55 Elm Street, Hartford, CT 06106, which own 141,100 shares of Common Stock, has informed the Company in writing that it intends to offer the following resolution for consideration at the Annual Meeting. Christian Brothers Investment Services, Inc., 90 Park Avenue, New York, NY 10016, owner of 61,100 shares of Common Stock, has co-sponsored this resolution.

COLGATE-PALMOLIVE COMPANY
GLOBAL HUMAN RIGHTS STANDARDS

Whereas, Colgate-Palmolive Company, currently has extensive overseas operations, and

Whereas, reports of human rights abuses in the overseas subsidiaries and suppliers of U.S.-based corporations has led to an increased public awareness of the problems of child labor, ''sweatshop'' conditions, and the denial of labor rights in U.S. corporate overseas operations, and

Whereas, corporate violations of human rights in these overseas operations can lead to negative publicity, public protests, and a loss of consumer confidence which can have a negative impact on shareholder value, and

Whereas, a number of corporations have implemented independent monitoring programs with respected human rights and religious organizations to strengthen compliance with international human rights norms in subsidiary and supplier factories, and

Whereas, many of these programs incorporate the conventions of the International Labor Organization (ILO) on workplace human rights which include the following principles:

1.	All workers have the right to form and join trade unions and to bargain collectively. (ILO) Conventions 87 and 98).

2.	Workers' representatives shall not be the subject of discrimination and shall have access to all workplaces necessary to enable them to carry out their representation functions. (ILO) Convention 135)

3.	There shall be no discrimination or intimidation in employment. Equality of opportunity and treatment shall be provided regardless of race, color, sex, religion, political opinion, age, nationality, social origin or other distinguishing characteristics. (ILO Convention 100 and 111).

4.	Employment shall be freely chosen. There shall be no use of force, including bonded or prison labor. (ILO Convention 29 and 105).

5.	There shall be no use of child labor. (ILO Convention 138), and,

Whereas, independent monitoring of corporate adherence to these internationally recognized principles is essential if consumer and investor confidence in our company's commitment to human rights is to be maintained,

Therefore, be it resolved that the shareholders request the Board of Directors to commit the company to the full implementation of these human rights standards by its international suppliers and in its own international production facilities and commit to a program of outside, independent monitoring of compliance with these standards.

COMPANY RESPONSE

Your Board of Directors recommends a vote against this stockholder proposal for the following reasons:

       As stated in the past, Colgate-Palmolive Company fully supports and adheres to the workplace human rights principles and standards advocated by the proponent. The Company has a long-standing and well-recognized record of its support of human rights for its employees, its business partners and their employees and in the communities where Colgate does business worldwide. Colgate developed and implemented a code of corporate conduct, as the proponent recommends, long before others, which it supports through rigorous and effective internal monitoring programs and systems. As a result, management believes that the outside monitoring program advocated by the proponent for Colgate would not lead to further enhancement of workers' rights under ILO standards. Such an effort would divert important Company resources away from, rather than advance, the very goals advocated by the proponent.

       The Company's commitment to workplace human rights is reflected in the Company's ''Code of Conduct,'' first adopted 15 years ago and most recently updated in January 2004. Distributed to every Colgate person, our Board of Directors, key suppliers and business partners and available in 25 languages, the Code of Conduct expresses Colgate's unequivocal support of equal opportunity for employees at all levels, a safe and healthy workplace, the payment of fair wages, opportunities for employees to improve their skills and respect for employees' freedom of association. The Company does not tolerate unacceptable worker treatment, such as the exploitation of children, physical punishment, employee abuse, involuntary servitude or other forms of workplace abuse.

       The Company lives by these standards in its own facilities, with Colgate officers and key employees regularly certifying compliance with the Code for themselves and their organizations. Colgate also strives to work with business partners who abide by the same standards. It is the Company's view that the ability to meet the Company's workplace standards is an important criteria when choosing suppliers, contractors and vendors. It is the Company's policy that its global supply contracts and purchase orders require compliance with all applicable labor and equal-employment laws and Colgate standards. To reinforce these contractual commitments, Colgate provides copies of the Company's Code of Conduct to its business partners. The Code also is available on the Company's web site at www.colgate.com.

       Colgate's Global Business Practices function, which is headed by an executive officer, oversees the worldwide distribution of the Code, compliance with its standards and related auditing and enforcement efforts. Global Business Practices also supports a global training effort and maintains a telephone, facsimile and e-mail hotline through which Colgate people and others are encouraged to report potential violations of the Code of Conduct. Anyone contacting the hotline may provide his or her name or report anonymously. Each report is independently investigated and actions are taken as needed to address any violations and to prevent recurrence.

       In addition, the Company has other auditing programs to periodically review all of its manufacturing and research facilities worldwide for compliance with local law and Colgate standards governing the environment and occupational health and safety. An independent third-party consultant, Environmental Resources Management, Inc., has reviewed and confirmed the reliability and objectivity of this audit program. As part of our on-going compliance program, Colgate may also rely on external resources to audit selected sites for compliance with the Code and ILO standards.

       Colgate has demonstrated its leadership in the area of human rights in many ways. The Company, one of the charter signatory companies to the Global Sullivan Principles, has incorporated the principles into our Code of Conduct. The former Council on Economic Priorities has recognized Colgate for its accomplishments in the areas of equal opportunity, charitable giving, environment, the advancement of women and minorities, and the working environment. The U.S. Department of Labor has also recognized the Company for its programs promoting the advancement of women, minorities and people with disabilities. Colgate has been recognized by Hispanic, LatinaStyle, Fortune, and Working Mother magazines for providing a workplace that respects and values diversity. Recently, Colgate was one of 22 companies to earn the highest rating of 10 from GovernanceMetrics International, an independent governance ratings agency, in its survey of the governance practices (including corporate behavior and social responsibility) of more than 2,100 companies worldwide. This external recognition confirms that your Company has taken steps to implement processes and procedures to promote the highest ethical standards in all of the Company's business.

       The Company has a long-standing commitment to human rights and fair workplace standards, a firm position in this regard with respect to our suppliers and a well-developed compliance process. The Company believes that the monitoring program advocated by the proponent is unnecessary in Colgate's case and that human rights and workplace standards are better served by the Company's commitment to continuously improve and devote resources to its internal programs dedicated to achieving the same goals.

       For these reasons, the Board of Directors recommends a vote AGAINST this proposal.

PROPOSAL 6: STOCKHOLDER PROPOSAL

       The International Brotherhood of Teamsters Affiliates Pension Plan, 25 Louisiana Avenue, N.W., Washington D.C. 20001, owner of 9,950 shares of Common Stock, has informed the Company in writing that it intends to offer the following resolution for consideration at the Annual Meeting.

RESOLVED:

       The shareholders of Colgate-Palmolive Company, (''Colgate-Palmolive'' or ''the Company'') urge the Board of Directors (the ''Board'') to amend the by-laws to require that an independent director who has not served as the chief executive of the Company serve as Board Chair. Implementation will be deferred until the 2005 Annual Meeting of Shareholders.

SUPPORTING STATEMENT:

       It is the responsibility of the Board of Directors to protect shareholders' interests by providing independent oversight of management, including the Chief Executive Officer (CEO), in directing the corporation's business and affairs. The Board exists to ensure that management acts in the best long-term interests of the shareholders.

       Currently at Colgate-Palmolive, Mr. Reuben Mark holds the positions of both Chairman of the Board and CEO. We believe that no single individual can both fill the position of CEO, and at the same time provide the necessary leadership and objectivity required as Chairman of the Board to properly represent the interests of shareholders. Further, an appearance of a conflicted Board Chair can damage the credibility of the Company. We believe a clear delineation between the roles of Chair and CEO is necessary and will promote greater accountability to Colgate-Palmolive's shareholders.

       We believe that separating the positions of Chair and CEO will enhance independent Board leadership at Colgate-Palmolive. Other institutional investors and corporate governance experts agree:

•	The National Association of Corporate Directors recommend that Boards designate an independent director as Chair or lead director to evaluate CEO and Board Chair functions.

•	CalPERS' Corporate Governance Guidelines state, ''The independence of a majority of the Board is not enough. The leadership of the board must embrace independence, and must ultimately change the way in which directors interact with management.''

•	The Ethical Funds and Domini Social Investments Proxy Voting Guidelines call for a strong independent director as Board Chair to represent the interests of shareholders.

       We believe the recent wave of corporate scandals at companies, such as Enron, WorldCom, and Tyco demonstrate that no matter how many independent directors there are on the Board, that Board is less likely to protect shareholder interests by providing independent oversight of the officers if the Chairman of that Board is also the CEO of the company.

       We urge shareholders to vote FOR this proposal.

COMPANY RESPONSE

Your Board of Directors recommends a vote against this stockholder proposal for the following reasons:

       It is in the best interest of stockholders for the By-Laws of the Company to give the Board the flexibility to determine whether the roles of Chairman and CEO should be combined or separate, as do the existing By-Laws. Stockholders are best served if the Board remains free to decide what leadership structure works best for the Company based on the facts and circumstances existing at a particular point in time. For example, at the beginning of Reuben

Mark's tenure as CEO of the Company in 1984, the position of Chairman was separate. Currently, Mr. Mark fills the roles of both Chairman and CEO. The Board believes that this remains the best leadership structure for the Company at this time.

       Under the current organizational structure, the Company has achieved outstanding results: total stockholder return on the Common Stock of the Company during the 20-year period from January 1, 1984 through December 31, 2003, has been 2,995%, compared with a total return during the same period of 1,048% for the S&P 500 and 2,270% for the Proxy Peer Group shown on the graphs on page 20 of this Proxy Statement.

       The Board does not believe that its independence or performance would be enhanced by requiring that the roles of Chairman and CEO be separate. The Board follows sound corporate governance practices, as described in detail starting on page 4 of this Proxy Statement, to ensure its independence and effective functioning. Most importantly, except for Mr. Mark, the Board is composed entirely of independent directors. The independent directors meet separately in a scheduled executive session without Mr. Mark present at every regularly-scheduled Board meeting. These sessions are led by a presiding director, who also serves as a liaison between the independent directors and the CEO and discusses with the CEO, to the extent appropriate, matters discussed during these executive sessions. In addition, the Board's Audit Committee, P&O Committee and Nominating and Corporate Governance Committee are and have for many years been composed solely of independent directors, with chairpersons nominated by the independent directors who serve on the Nominating and Corporate Governance Committee. This means that oversight of critical issues such as the integrity of Company financial statements, CEO and senior management compensation, Board evaluation and selection of directors is entrusted to independent directors. In addition, the Board has long had established governance guidelines, which are contained in Appendix B and are available on our website at www.colgate.com.

       For the above reasons, the Board believes it would be unwise to impose an absolute rule in the By-Laws prohibiting the CEO from also serving as Chairman of the Board. The Board should have the flexibility to determine the best leadership structure for the Company to achieve the optimal result for stockholders. The Board intends to review this determination from time to time as facts and circumstances change.

       For these reasons, the Board of Directors recommends a vote AGAINST this proposal.

OTHER INFORMATION

Future Stockholder Proposals

       Under the rules of the SEC, if you wish us to include a proposal in the Proxy Statement for next year's Annual Meeting of Stockholders, we must receive it no later than December 3, 2004.

       Under the Company's By-Laws, if you wish to submit a proposal for consideration at next year's Annual Meeting, the Secretary of the Company must receive your proposal at least 60 days but not more than 90 days prior to the date of the meeting. Generally, the Company holds its Annual Meeting of Stockholders during the first or second week of May. Your proposal also must comply with certain information requirements set forth in the Company's By-Laws. You may obtain a copy of our By-Laws from the Secretary. These requirements apply to any matter that a stockholder wishes to raise at the Annual Meeting other than pursuant to the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934. The deadline under the Company's By-Laws for receiving proposals for consideration at this year's Annual Meeting was March 8, 2004.

Nominations for Director

       The Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders in writing and in accordance with the information and timely notice requirements of the Company's By-Laws. The deadlines for nominations for this year's and next year's Annual Meetings are described above under ''Future Stockholder Proposals''. See ''Nominating and Corporate Governance Committee Report'' for additional information about stockholder nominations.

Cost and Methods of Soliciting Proxies

       We pay the cost of soliciting proxies for the meeting. Proxies may be solicited in person by our employees, or by mail, courier, telephone, facsimile or e-mail. In addition, we have retained D.F. King & Co. Inc. to solicit proxies by mail, courier, telephone, facsimile and e-mail and to request brokerage houses and other nominees to forward soliciting material to beneficial owners. We will pay a fee of approximately $22,000 to D.F. King & Co. plus expenses for these services.

Other Business

       As of the date of this Proxy Statement's printing, we do not intend to submit any matters to the meeting other than those set forth herein, and we know of no additional matters that will be presented by others. However, if any other business should come before the meeting, the members of the Proxy Committee named in the enclosed proxy card have discretionary authority to vote your shares with respect to such matters in accordance with their best judgment.

By order of the Board of Directors.

Andrew D. Hendry
Senior Vice President, General Counsel and Secretary

APPENDIX A

Colgate-Palmolive Company
Director Independence Standards

March 11, 2004

       Independence promotes integrity, accountability and effective oversight. It is Colgate's policy to have a Board of Directors comprised of a substantial majority of independent directors, and since 1989 the Board of Directors has been comprised entirely of independent directors, with the exception of the Chief Executive Officer.

       The Board of Directors defines an independent director as a director who has no direct or indirect material relationship with Colgate or any of its officers, other than as a director or shareholder of Colgate. Stated simply, an independent director must be free of any relationship with Colgate or its senior management that may in fact or appearance impair the director's ability to make independent judgments or compromise the director's objectivity and loyalty to shareholders.

       There are many different types of relationships between directors and the Company that may be material and preclude a finding of independence, including employment, advisory, business, financial, charitable, family and personal relationships. When examining these relationships, it is important to consider a director's ties to the Company's senior management and its other directors, which also may affect a director's actual or perceived independence.

       The Board shall review and make an affirmative determination regarding each director's independence at least once each year and more frequently as necessary due to changes in circumstance that may affect an individual director's independence. In making its determinations regarding independence, the Board shall consider all relevant facts and circumstances and shall apply the following guidelines:

Independent directors should not be current or former Colgate employees. During the last ten years, the director was not an employee of Colgate, and, during the last five years, none of the director's immediate family members was an employee of Colgate.

Independent directors should not serve as or be affiliated with advisors to Colgate or its senior management. During the last five years, neither the director nor an immediate family member of the director (i) served as a paid advisor or consultant to Colgate or any officer of Colgate, (ii) had a five percent or greater interest in or was a principal, executive officer or, in the case of the director, an employee of a company that served as a paid advisor or consultant to Colgate or any officer of Colgate, or (iii) had a personal services contract with Colgate or any officer of Colgate. In the case of officers, such advisory or consulting services shall include those provided regarding all matters, whether personal or business.

Independent directors should not receive compensation from Colgate other than board and committee fees. During the last five years, neither the director nor an immediate family member of the director received more than $10,000 per year in compensation from Colgate (other than director compensation and expenses). (For fees covered by the immediately preceding paragraph, there shall be no de minimis $10,000 exception pursuant to such paragraph.)

Independent directors should not do business with Colgate. During the last five years, if the director or an immediate family member of the director had a five percent or greater interest in or was a principal, executive officer or, in the case of the director, an employee of a company that made payments to or received payments from Colgate for property or services, such payments, in any single fiscal year, did not exceed the greater of $1 million or 2% of such company's consolidated gross revenues.

Independent directors should not borrow or lend funds to Colgate or its senior management. Loans between directors and the Company or its senior management are absolutely prohibited. In addition, during the last five years, if the director or an immediate family member of the director had a five percent or greater interest in or was a director, principal, executive officer or, in the case of the director, an employee of a company that was indebted to Colgate or any officer of Colgate, or to which Colgate or any officer of Colgate was indebted, the total amount of such indebtedness was not more than 2% of the total consolidated assets of such company.

Independent directors should not make investments with Colgate or its senior management. During the last five years, neither the director nor an immediate family member of the director had a five percent or greater interest in or was a director, principal, executive officer or, in the case of the director, an employee of a company in which Colgate or any officer of Colgate made an aggregate investment of more than 1% of the total consolidated assets of such company. In addition, directors and their immediate family members shall not make joint investments, including purchases of assets, with officers or executives of Colgate or other directors.

Independent directors should not have a leadership role in charitable organizations supported by Colgate. During the last five years, if the director or an immediate family member of the director was an officer, director or trustee of a charitable organization, Colgate's discretionary contributions to that organization, in any single fiscal year, did not exceed the lesser of $25,000 or 1% of that organization's consolidated gross revenues. Colgate's matching of director and employee charitable contributions will not be included in Colgate's discretionary contributions for this purpose.*

Independent directors should not serve as or be affiliated with Colgate's auditors. During the last five years, (i) the director was not affiliated with or employed by a present or former internal or external auditor of Colgate (a ''Colgate Auditor'') and (ii) no immediate family members of the director were affiliated with or employed in a professional capacity by a Colgate Auditor.

Independent directors should not serve on interlocking boards of directors or compensation committees. During the last five years, neither the director nor an immediate family member of the director was an executive officer of another company where any of Colgate's present officers serve on that company's board of directors or compensation committee.

Independent directors should not have any other relationship with Colgate or its senior management or with another director that may impair the director's ability to make independent judgments. If, during the last five years, a director or an immediate family member of the director had a relationship with Colgate, an officer of Colgate or another director that does not fit within the relationships described above, the Board has determined that the existence of such relationship does not in fact or appearance impair the director's ability to make independent judgments or compromise the director's objectivity and loyalty to shareholders. Such relationships could include voting arrangements and personal, economic or professional ties between a director and an officer of Colgate or another Colgate director. Directors shall notify the Nominating and Corporate Governance Committee of any such arrangements or ties they have with officers of Colgate or other directors.

*	Similarly, under Colgate policy, Colgate and officers of Colgate are not permitted to solicit director support for charitable organizations that officers of Colgate or their immediate family members serve as officers, directors or trustees.

       In applying the foregoing guidelines, the following definitions shall be used:

•	''Colgate'' means Colgate-Palmolive Company and its subsidiaries.

•	A ''company'' means any corporation, partnership, trust, limited liability company, association, joint venture or other foreign or domestic entity of any kind.

•	A director's ''immediate family members'' are the director's spouse, parents, children, grandchildren, siblings, nieces, nephews, mothers-in-law and fathers-in-law, sons-in-law and daughters-in-law, brothers-in-law and sisters-in-law and anyone who shares the director's home (other than domestic employees).

•	An ''officer'' of Colgate means officers elected by the Board of Directors.

APPENDIX B

Colgate-Palmolive Company
Board Guidelines on
Significant Corporate Governance Issues

       These guidelines reflect the position of the Board of Directors of Colgate-Palmolive Company (the ''Company'') on significant corporate governance issues as of March, 2004. The Board will review these guidelines from time to time to ensure that they address new facts and circumstances and evolving corporate governance issues. The Board welcomes comments and suggestions about the guidelines, which should be forwarded to: Andrew D. Hendry, Corporate Secretary, Colgate-Palmolive Company, 300 Park Avenue, New York, NY 10022, 212-310-2239.

Role of the Board of Directors

       The role of the Board of Directors is to oversee the business, assets, affairs and performance of the Company in the best interests of its stockholders. The Board focuses its activities on the key requirements of the Company, such as corporate strategy, evaluation of performance of the CEO and other senior executives of the Company, succession planning and the Company's business practices.

Leadership of the Board

Selection of Chairman and CEO

       Currently, the offices of Chairman and CEO are held by the same person. The Board does not believe that its independence or performance would be enhanced by requiring that the roles of Chairman and CEO be separate. The Board follows sound corporate governance practices, as described in these guidelines, to ensure its independence and effective functioning. Most importantly, except for the CEO, the Board is composed entirely of independent directors, who meet regularly in scheduled executive sessions led by a presiding director. In addition, the Board's Audit, Personnel and Organization and Nominating and Corporate Governance Committees are and have for many years been composed solely of independent directors. This means that oversight of critical issues such as the integrity of the Company's financial statements, CEO and senior management compensation, Board evaluation and selection of directors is entrusted to independent directors. The Board retains the right to review this determination as facts and circumstances change.

Executive Sessions of Independent Directors/Presiding Director

       The independent directors of the Board meet regularly in executive session without the CEO present at each regularly scheduled board meeting. The role of presiding director at each of these sessions is rotated among the independent directors every six months in accordance with an established schedule. The presiding director also serves as a liaison between the independent directors and the CEO and discusses with the CEO, to the extent appropriate, matters discussed during these executive sessions.

Communications to the Board of Directors

       Shareholders and other interested parties may communicate directly with the Company's non-management directors using the email and postal addresses that are included in the Company's annual proxy statement and posted on its website.

Size and Composition of the Board

Size of the Board

       The Board believes that a range of seven through 12 directors, as currently provided by the By-laws of the Company, allows the Board to function most effectively in its decision making and promotes discussion and participation by individual Board members. The Board also believes that the range allows the Board enough flexibility to add outstanding candidates to the Board. Nine directors have been nominated for election at the 2004 Annual Meeting. All Board members stand for re-election annually. The Company does not have a classified or staggered board.

Mix of Inside and Outside Directors

       The Board believes that a substantial majority of directors should be independent. Currently, the Board consists of all independent directors, with the exception of the Chairman.

Definition of Independence for Outside Directors

       The Board believes that an independent director should be free of any relationship with Colgate or its senior management that may in fact or appearance impair the director's ability to make independent judgments or compromise the director's objectivity and loyalty to shareholders. Based on this principle, in March 2004, the Board adopted new director independence standards, which outline the types of relationships, both personal and professional, between directors and the Company, its senior management and other directors that, if present, would preclude a finding of independence. These standards, which are substantially stricter than those required by the New York Stock Exchange, guide the Board's annual affirmative determinations of independence. A copy of these standards was included in the Company's 2004 Proxy Statement and is available on the Company's website.

Former Chief Executive Officer's Board Membership

       The Board believes that the Board membership of a former CEO is a matter to be decided in each individual instance when the CEO offers his or her resignation from the Board of Directors. Currently, no former CEO is on the Board of Directors. The By-laws of the Company require that a former CEO retire from the Board at age 65 (with continued service thereafter subject to the approval of a majority of the independent directors).

Board Membership Criteria

       On recommendation of the Nominating and Corporate Governance Committee, the Board has adopted a written statement of the criteria for Board membership, which is used by the committee in evaluating individual director candidates. This statement takes into account the current needs of the Company and the qualities needed for Board membership, including experience in business, education and public service fields, international experience, educational achievement, strong moral and ethical character, diversity and other criteria. A copy of these criteria was included in the Company's 2004 Proxy Statement and is available on the Company's website.

Selection of New Director Candidates

       The Board selects new director candidates based on the recommendation of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, which is made up entirely of independent directors, identifies, screens and recruits potential candidates for membership on the Board of Directors, taking into account the needs of the Company and the Board at the time. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders, evaluating them in the same manner in which the committee evaluates candidates recommended by others.

Directors Who Change Their Present Job Responsibility

       In the event of a material change in a director's qualifications or status, such as a change in employment, he or she is required to offer to resign from the Board. The Nominating and Corporate Governance Committee reviews the desirability of the director's continued service and makes a recommendation to the Board as to whether or not to accept the offer of resignation, which shall become effective only upon acceptance by the Board.

Term Limits

       The Board does not believe it should establish term limits. While term limits can help insure that there are fresh ideas and viewpoints available to the Board, they have the disadvantage of losing the contribution of directors who have developed, over a period of time, valuable insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole.

Retirement Age

       No director may stand for re-election after his or her 72nd birthday (unless such nomination is approved by the Board on a case by case basis), and no person who has reached the age of 65 may be initially elected to the Board. Additionally, a former CEO must retire from the Board at age 65 (with continued service thereafter subject to the approval of a majority of the independent directors). The Board believes that these age-related requirements are appropriate, but reserves the right to review and change them at any time.

Directorship Limits

       To devote sufficient time to properly discharge their duties, no directors should serve on more than three other corporate boards. Directors are required to seek the approval of the Nominating and Corporate Governance Committee prior to joining any corporate board.*

Functioning of the Board

Frequency and Length of Board Meetings

       The Board of Directors currently has nine scheduled meetings per year. Additional meetings may be called by the Chairman or CEO at any time, on his own initiative or at the request of a director. Directors are expected to attend Board meetings and meetings of Committees on which they serve and to prepare for such meetings by reviewing the materials distributed in advance of such meetings. The Board's schedule is arranged to permit extensive discussion of agenda items and other topics of interest to the Directors. At times, Board and Committee meetings are scheduled over a two-day period.

Selection of Agenda Items for Board Meetings

       The Board has a regular schedule of matters to be taken up during the course of the year. This schedule ensures that all key areas are reviewed at appropriate times. Prior to each meeting, the Chairman of the Board, in consultation with senior management, fixes the agenda for the upcoming meeting, including regularly scheduled matters and other matters determined to be appropriate for consideration at the meeting. Members of the Board may add any matter to an agenda. Prior to the meeting a copy of the agenda is forwarded to all directors so that they are aware of the matters to be discussed at the upcoming meeting.

Board Materials Distributed In Advance

       Significant materials to be reviewed at Board meetings are whenever possible forwarded to the directors by the Chairman or the appropriate executive prior to the meeting to ensure that the directors have an adequate opportunity to review those materials. Agendas for all Board and Committee meetings, as well as the minutes of the prior meetings, are always forwarded to the directors in advance for their review. Additionally, copies of certain press releases, Company prepared reports and videos and analyst and other externally generated reports are distributed to directors to help keep them fully informed about the Company.

Presentations

       Presentations on specific subjects are carefully prepared by management and delivered in a manner to ensure clear and adequate presentation of the subject matter and its relevance to the mission and role of the Board. Topics are presented by the members of management most knowledgeable about the issue at hand irrespective of seniority. As part of each presentation, adequate time is reserved for questions and discussion among directors. Presentations cover strategic issues, matters upon which Board or Committee action is required and a variety of other topics to assist the Board in understanding the Company and discharging its duties.

*	As used herein, ''corporate boards'' shall include boards of public companies and non-public companies with significant business operations other than subsidiaries of public companies.

Regular Attendance of Management at Board Meetings

       The Board encourages attendance by members of senior management at meetings of the Board of Directors and its Committees to increase the Board's understanding of the Company's operations, give directors access to senior management and to improve the Board's ability to oversee the Company's operations. Except for executive sessions, the General Counsel and Secretary attends all meetings of the Board of Directors and its Committees; the Senior Vice President, Global Human Resources attends all meetings of the Personnel and Organization Committee; the Director of Corporate Audit, the Corporate Controller and the Chief Financial Officer attend all meetings of the Audit Committee; and the Treasurer and the Chief Financial Officer attend all meetings of the Finance Committee. Also, corporate officers and other members of senior management attend meetings of the Board of Directors and the Finance Committee, except for executive sessions, whenever possible.

Executive Sessions of Independent Directors

       As noted above, the independent directors of the Board meet regularly in executive session without the CEO present at each regularly scheduled board meeting. The directors, in turn, each serve as presiding director for these executive sessions in accordance with an established six-month rotation schedule.

Board Access to Senior Management

       Board members have complete and direct access to Colgate's senior management. Of particular note, the Director of Corporate Audit meets with the Audit Committee privately at each of its meetings. As described above, the Board encourages management's attendance at Board and Committee meetings so that (a) management can provide additional insight into the items being discussed because of personal involvement in these areas, and (b) managers with future potential are given exposure to the Board. Interaction between directors and senior managers also takes place between scheduled board meetings, as directors are invited to, and often do, contact senior managers directly with questions and suggestions.

Assessing the Board's Performance

       The Board has implemented a formal board evaluation procedure that calls for an annual self-evaluation. The Board first evaluates the overall Board performance against certain criteria that the Board has determined are important to its success. These include financial oversight, succession planning, compensation, corporate governance, strategic planning and Board structure and role. The Board then reviews the results of the evaluation and identifies meaningful steps to enhance its performance.

Director Orientation and Education

       The Company provides a thorough orientation for new directors, which includes extensive background materials and meetings with members of senior management. The Company also provides an ongoing education program to ensure awareness of areas relevant to the Company's business, including corporate governance, executive compensation and industry developments. In addition, from time to time, Board members participate in outside director education programs.

Board Compensation Review

       The time needed to attend Board and Committee meetings and review materials in preparation for meetings, as well as the time commitments for other Board duties by each director, is substantial. Given these responsibilities, Board compensation is reviewed annually by the Nominating and Corporate Governance Committee to determine whether it is appropriate. This review includes a comparison of the board compensation practices of other leading companies. The Board believes that a substantial portion of a director's compensation should be provided and held in Company stock.

Board Review of Shareholder Rights Plan

       On behalf of the Board, the Nominating and Corporate Governance Committee, which is made up entirely of outside directors, evaluates the Company's Shareholder Rights Plan every three years to determine whether it continues to be in the interests of the Company and its stockholders.

Board Interaction with Institutional Investors, the Press, Customers, Etc.

       The Board believes that it is primarily the responsibility of management to maintain open communication with stockholders, as well as employees and other constituencies, but the Board retains the right to deal directly with stockholders or any other constituency when appropriate.

Retaining Independent Counsel and Consulting with Outside Advisors

       The Board and its Committees may at any time determine that they should seek the advice of independent counsel or consultants with respect to any issue.

Audit Partner Rotation

       Company policy imposes rotation requirements on audit partners on the Company's audit engagement team in accordance with applicable SEC regulations.

Functioning of Committees

Number of Committees

       The Board currently has four standing committees: Audit, Finance, Nominating and Corporate Governance and Personnel and Organization. The Board believes that this committee structure allows the Board to focus on the significant areas of Colgate's activities. Each Committee has a written charter approved by the Board setting forth its purpose and responsibilities. Directors have a standing invitation to attend the meetings of all Committees of which they are not members, and Committee meetings are often attended by all directors. Also, the Board may appoint additional special committees at any time, if deemed appropriate.

Assignment and Rotation of Committee Members

       The Nominating and Corporate Governance Committee recommends to the Board a committee structure, including the composition of Committees. As part of this process, the Board, on the recommendation of the Nominating and Corporate Governance Committee, rotates the Chair and Deputy Chair of each Committee of the Board and committee membership as appropriate. All Committees, other than the Finance Committee, are made up entirely of independent directors.

Frequency and Length of Committee Meetings

       On recommendation of the Nominating and Corporate Governance Committee, the Board fixes a schedule of regular meetings of each of the Committees in advance of each year. The length of meetings varies depending upon the matters presented. Currently, the Nominating and Corporate Governance Committee meets three times each year; the Audit Committee meets four times each year; and the Finance Committee and the Personnel and Organization Committee meet five times each year. Meetings are scheduled to allow adequate time to consider all matters thoroughly.

Committee Agendas

       Each Committee of the Board has a regular schedule of matters to be taken up during the course of the year. This ensures that all key areas for which a Committee is responsible are reviewed at appropriate times. Prior to each meeting, the Chair of a Committee, in consultation with the Chairman of the Board and senior management, fixes the agenda for the upcoming meeting, including regularly scheduled matters and other matters which he or she determines are appropriate for consideration at the meeting. Members of a Committee may add any matter to an agenda. Prior to the meeting a copy of the agenda is forwarded to all directors so that they are aware of the matters to be discussed at the upcoming meeting.

Assessing the Committees' Performance

       On the recommendation of the Nominating and Corporate Governance Committee, the Board has implemented a formal committee evaluation procedure that calls for annual self-evaluations. Each of the Committees first evaluates its overall performance against its committee charter. The Committees then review the results of their evaluations with the Board and identify meaningful steps to enhance their performance.

Leadership Development

Formal Evaluation of the Chief Executive Officer

       The Personnel and Organization Committee consists of five independent directors. One of its principal responsibilities, together with the other independent directors of the Board, is to evaluate the Chief Executive Officer's performance against established goals and objectives and make recommendations to the Board regarding the CEO's compensation based on this evaluation.

Succession Planning

       At least once each year, the Personnel and Organization Committee conducts a formal review of CEO and senior management succession planning. On an ongoing basis, the Personnel and Organization Committee consults with the CEO and advises the Board of Directors with respect to senior management succession planning, discussing potential successors to key executives and examining backgrounds, capabilities and appropriate developmental assignments.

People Development

       The Personnel and Organization Committee of the Board reviews from time to time the people development programs of the Company, including recruitment policies, training programs, benefit programs and career development processes.

Stock Ownership Guidelines

       To further align the interests of the Company's directors and officers with stockholders, the Board has established minimum stock ownership guidelines that apply to all non-employee directors and members of senior management. Non-employee directors are required to own Company stock or stock units equal in value to five times their annual retainer, the Chief Executive Officer is required to own stock or stock units equal in value to five times his or her annual salary, and senior managers of the Company are subject to ownership requirements ranging from one to three times annual salary.

       The Nominating and Corporate Governance Committee of the Board develops and reviews from time to time the Stock Ownership Guidelines set forth above and recommends any changes for approval by the Board of Directors.

APPENDIX C

Colgate-Palmolive Company
Board of Directors
Independent Board Candidate Qualifications

       The Board of Directors shall be composed of individuals who have demonstrated significant achievements in business, education, the professions and/or public service. They must have the requisite intelligence, education and experience to make a significant contribution to the deliberations of the Board of Directors. In light of the Company's business, of particular value is experience in consumer products and international business. In addition, the membership of the Board of Directors should bring a broad range of experiences to the Board. Finally, at least a substantial majority of the members of the Board of Directors must satisfy the Company's director independence standards.

       The overall ability and experience of individual Board candidates should determine their suitability. The following attributes should be considered as desirable in any candidate for the Board of Directors:

1.	Experience. A Board candidate must have extensive experience in business, education, the professions and/or public service. An ideal Board candidate may have had experience in more than one of these areas. A candidate should have sufficient applicable experience to understand fully the legal and other responsibilities of an independent director of a U.S.-based public company. Some of the qualities desirable in Board candidates would be:

(a) Business—The Board candidate is or has been the Chief Executive Officer, Chief Operating Officer or other major operating or staff officer of a major public corporation, with a background in marketing, finance and/or operations. Ideally, the candidate has consumer products and international business experience.

(b) Education—The Board candidate has held a significant position at a prominent educational institution, such as university or college president and/or dean of a school within a university or college.

(c) Public Service—The Board candidate has held one or more elected or appointed senior positions in a prominent nonprofit organization or federal or state government.

2.	International Experience. International experience (such as living and working outside of the United States) will in many cases be considered a significant positive characteristic in a Board candidate's profile. Understanding of the language and culture of non-English speaking countries is also important.

3.	Education. Generally, it is desirable that a Board candidate should hold an undergraduate degree from a respected college or university. In some cases, it is further desirable for the candidate also to have earned a masters or doctoral degree. These educational criteria are not meant to exclude an exceptional candidate who does not meet these educational criteria.

4.	Personal. The Board candidate should be of the highest moral and ethical character. The candidate must exhibit independence, objectivity and be capable of serving as a representative of the stockholder. He or she should have demonstrated a personal commitment to areas aligned with the Company's public interest commitments, such as education, the environment and welfare of the communities in which we operate.

5.	Individual Characteristics. The Board candidate should have the personal qualities to be able to make a substantial active contribution to Board deliberations. These qualities include intelligence, self-assuredness, a high ethical standard, inter-personal skills, independence, courage, a willingness to ask the difficult question, communication skills and commitment. In considering candidates for election to the Board of Directors, the Board should constantly be striving to achieve the diversity of the communities in which the Company operates.

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6.	Availability. The Board candidate must be willing to commit, as well as have, sufficient time available to discharge the duties of Board membership. Generally, therefore, the candidate should not have more than three other corporate board memberships. The Board candidate also must be able to meet the Board's age election requirement. The Board candidate should not have any prohibited interlocking relationships.

7.	Compatibility. The Board candidate should be able to develop a good working relationship with other Board members and contribute to the Board's working relationship with the senior management of the Company.

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APPENDIX D

Colgate-Palmolive Company
Executive Incentive Compensation Plan

Amended and Restated
as of March 11, 1999
(Approved by Stockholders on May 5, 1999)

SECTION 1. Purpose

       The purposes of the Plan are to give the Company a competitive advantage in attracting, retaining and motivating officers and employees and to provide the Company and its Affiliates with a compensation plan providing incentives (including long-term incentives) directly linked to the future growth and profitability of the Company's businesses and future increases in shareholder value. This Plan is also designed to enable the Company to meet its objective of maximizing the tax deductibility of awards to the Company's senior executives.

SECTION 2. Definitions

       For purposes of the Plan, the following terms are defined as set forth below:

       ''Affiliate'' means a corporation or other entity (i) controlled by the Company or in which the Company has a 50% or more ownership interest or (ii) otherwise designated by the Committee from time to time as such for purposes of this Plan.

       ''Applicable Maximum Percentage'' means, with respect to any Participant who is designated to receive a Pool Award pursuant to any Incentive Pool, the maximum percentage of such Incentive Pool that such Participant may receive.

       ''Award'' means an award under the Plan (as defined herein), whether taking the form of a Pool Award, a Cash-Based Award, Stock or Restricted Stock.

       ''Award Cycle'' means a period of time designated by the Committee over which an Award is to be earned.

       ''Award Letter'' means a written letter addressed to a Participant evidencing an Award and the terms and conditions thereof.

       ''Board'' means the Board of Directors of the Company.

       ''Cash-Based Award'' means Awards denominated in dollar amounts, which may, but need not, be Qualified Performance-Based Awards.

       ''Cash Limit'' has the meaning set forth in Section 6(d).

       ''Cause'' means, with respect to any Participant, (1) ''cause'' as defined in any employment agreement between the Company or any Affiliate and the Participant that is in effect at the time of such Participant's Termination of Employment, or (2) if there is no such employment agreement or if such employment agreement does not define ''cause,'' (A) conviction of the Participant for committing a felony under federal law or the law of the state in which such action occurred, (B)  the Participant's dishonesty in the course of fulfilling his or her employment duties, (C) a willful and deliberate failure on the part of a Participant to perform his or her employment duties in any material respect, or (D) such other events as shall be determined by the Committee. The Committee shall have the sole discretion to determine whether ''Cause'' exists, and its determination shall be final.

       ''Change in Control'' has the meaning set forth in Section 12(b).

       ''Code'' means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

       ''Commission'' means the Securities and Exchange Commission or any successor agency.

       ''Committee'' has the meaning set forth in Section 3(a).

       ''Committee Determination Date'' means, with respect to any Qualified Performance-Based Award, the date on which the Committee determines and certifies the extent to which the Award has been earned based upon the applicable Performance Goals and such other factors as the Committee may take into account, as more fully set forth in the Plan.

       ''Company'' means Colgate-Palmolive Company, and any successor thereto.

       ''Corporate Transaction'' has the meaning set forth in clause (iii) of Section 12(b).

       ''Designated Executives'' means the Chairman of the Company, the Chief Executive Officer of the Company, and each other officer, executive or other key employee designated as such by the Committee from time to time.

       ''Disability'' means permanent and total disability as determined under Company procedures in effect at the time of such determination or as otherwise established by the Committee for purposes of the Plan.

       ''Effective Date'' of this Plan means the date the Plan is duly approved by the Company's shareholders.

       ''ESOP'' means the employee stock ownership plan component of the Company's Employees' Savings and Investment Plan.

       ''Exchange Act'' means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

       ''Fair Market Value'' of any security means, as of any given date, the mean between the highest and lowest reported sales prices of such security on the New York Stock Exchange Composite Tape or, if it is not listed on such exchange, on any other national securities exchange on which such security is listed or on NASDAQ. The Fair Market Value of any other property, or of any security for which there is no regular public trading market, shall be determined by the Committee in good faith.

       ''Incentive Pool'' means an Annual Incentive Pool or a Long-term Incentive Pool described in Section 6(b)(i) and 6(b)(ii).

       ''Legended Stock'' has the meaning set forth in Section 8(d).

       ''Maximum Pool Award'' has the meaning set forth in Section 6(b)(iii).

       ''Participant'' means an individual who is eligible to receive Awards as set forth in Section 5.

       ''Performance Goals'' means the performance goals established by the Committee in connection with Qualified Performance-Based Awards. Such goals shall be based on the attainment of specified levels of, or rates of change or relative changes in, one or more of the following measures by the Company, any Affiliate, or a division or other unit of the Company or an Affiliate, in relation to specified other companies, indices, targets, prior performance or otherwise: earnings per share, net income, sales, revenues, margins, non-variable expenses, pre-tax profit, net profit after tax, gross profit, operating profit, cash generation, unit volume, return on equity, change in working capital, return on capital or shareholder return. Such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

       ''Plan'' means the Colgate-Palmolive Company Executive Incentive Compensation Plan, amended and restated as of March 11, 1999, as set forth herein and as amended from time to time.

       ''Pool Award'' means an Award from an Incentive Pool described in Section 6(b)(i) or 6(b)(ii).

       ''Qualified Performance-Based Award'' means (i) an Award characterized as such by the Committee at the time of designation, based upon a determination that the Participant receiving such Award is or may be a ''covered employee'' within the meaning of Section 162(m)(3) of the Code in the year in which the Company would expect to be able to claim a tax deduction with respect to such Award and the Committee wishes such Award to qualify for the Section 162(m) Exemption, or (ii) a Pool Award.

       ''Qualified Termination of Employment'' has the meaning set forth in the Colgate-Palmolive Company Executive Severance Plan, as amended and restated, as such plan may be amended from time to time, and any successor thereto.

       ''Restricted Stock'' means hypothetical shares of Stock, also known as ''phantom'' stock.

       ''Restrictions'' has the meaning set forth in Section 8(d).

       ''Retirement'' means retirement from active employment with the Company or any Affiliate at or after age 65 or pursuant to the early retirement provisions of the applicable pension plan of such employer.

       ''Rule 16b-3'' means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act or any successor provision thereto.

       ''Section 16 Exemption'' means exemptions available under the rules promulgated by the Commission under Section 16 of the Exchange Act or any successor provision thereto.

       ''Section 162(m) Exemption'' means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code, as amended from time to time, or any successor provision thereto.

       ''Share Limit'' has the meaning set forth in Section 6(d).

       ''Stock'' means the common stock, par value $1.00 per share, of the Company, or any common stock issued by the Company or any successor to or parent of the Company.

       ''Stock-Based Awards'' means Awards denominated in Stock, including Legended Stock or Restricted Stock, or Awards otherwise related to the value of Stock, which may, but need not, be Qualified Performance-Based Awards.

       ''Termination of Employment'' means the termination of the Participant's employment with the Company or any Affiliate. A Participant employed by an Affiliate shall also be deemed to incur a Termination of Employment if the Affiliate ceases to be such an Affiliate and the Participant does not become an employee of the Company or another Affiliate in connection therewith. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Affiliates shall not be considered Terminations of Employment.

SECTION 3. Administration

       (a) In General. The Plan shall be administered by the Personnel and Organization Committee or such other committee of the Board as the Board may from time to time designate (the ''Committee''). The Committee shall have plenary authority with respect to Awards pursuant to the terms of the Plan; provided that such plenary authority and the specific powers given to the Committee pursuant to Section 3(b)(i), (ii), (iii) and (iv), in each case with respect to Awards that are not Qualified Performance-Based Awards and that are made to Participants other than Designated Executives or to executives who are considered ''insiders'' for the purposes of Section 16 of the Exchange Act, may be delegated to, and exercised by, any of the elected officers of the Company in accordance with such rules, guidelines and practices as may be prescribed from time to time by the Committee. Awards under the Plan may (but need not) be evidenced by Award Letters.

       (b) Specific Powers. Without limiting the generality of the foregoing, among other things, the Committee shall have the authority, in its sole discretion, subject to the terms of the Plan:

(i) To select the Participants who are eligible for and may receive Awards from time to time;

(ii) To determine the form and amount of each Award;

(iii) To determine the terms and conditions of any Award (including, but not limited to, any vesting condition, restriction or limitation (which may be related to the performance of the Participant, the Company, any Affiliate or any division or operating unit of the Company or any Affiliate)); and

(iv) Subject to Section 13, to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including, but not limited to, Performance Goals; provided, however, that the number of shares or the amount payable with respect to a Qualified Performance-Based Award may not be adjusted upwards and the Performance Goals associated therewith may not be waived or altered in a manner that would cause such Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.

       (c) Procedures. The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable from time to time and to interpret the terms and provisions of the Plan. Unless otherwise determined by the Committee, the officers of the Company shall have responsibility for the day-to-day administration of the Plan, consistent with such rules, guidelines and practices. The Committee may act only by a majority of its members then in office, except that the members thereof may (i) delegate authority in accordance with Section 3(a) above or (ii) authorize any one or more of their number or any elected officer of the Company to execute and deliver documents on behalf of the Committee.

       (d) Board Action. Any authority granted to the Committee may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award that is a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption or the Section 16 Exemption. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

SECTION 4. Stock Subject to Plan; Limits on Awards

       (a) General Limitations on Stock. The total number of shares of Stock reserved and available for Awards under the Plan during any given calendar year shall be one quarter of one percent (0.25%) of the total number of shares of Stock outstanding as of the first day of such calendar year; provided that any shares of Stock available for grant in a particular calendar year that are not actually granted in such year shall be added to the number of shares of Stock available for grant in the subsequent calendar year. Shares of Stock subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares. If any shares of Legended Stock are forfeited, such shares shall be available again for Awards under the Plan.

       (b) Adjustments. In the event of any stock split, reverse stock split or stock dividend, in each case relating to the Stock, the number of shares reserved for issuance under the Plan, the Share Limit set forth in Section 6(d), and the number of shares subject to outstanding Awards under the Plan shall all automatically be adjusted to reflect such event. In the event of any other change in corporate capitalization or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the Share Limit set forth in Section 6(d), in the number and kind of shares subject to outstanding Awards under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion.

SECTION 5. Eligibility

       Employees of the Company and its Affiliates who are responsible for or contribute to the operation or business of the Company or its Affiliates are eligible to receive Awards under the Plan.

SECTION 6. Qualified Performance-Based Awards

       (a) In General. The Committee may make Qualified Performance-Based Awards, which may be Cash-Based Awards or Stock-Based Awards.

       (b) Incentive Pool Awards

(i) Annual Incentive Pool. The Committee may determine, in its discretion, to make available Awards for an Award Cycle consisting of a fiscal year of the Company beginning after the Effective Date of this Plan, and to have available for Awards under this Section 6(b)(i) (such an Award, an ''Annual Pool Award'') a total dollar amount (the ''Annual Incentive Pool'') determined based upon the achievement of one or more Performance Goals over the Award Cycle. All Annual Pool Awards shall be Qualified Performance-Based Awards. Within 90 days after the beginning of each fiscal year, the Committee may determine whether Annual Pool Awards in fact will be designated for that fiscal year, and if so, the terms and conditions of the Annual Incentive Pool and Annual Pool Awards, including, without limitation, the following: (A) the Performance Goal or Goals; (B) the formula whereby the dollar amount of the Annual Incentive Pool will be determined; (C) the Participants who will be eligible to receive Annual Pool Awards from that Annual Incentive Pool; (D) the amount of each such Participant's Applicable Maximum Percentage for such Annual Incentive Pool; provided that the total of such Applicable Maximum Percentages shall not exceed 100 percent; and (E) for each Participant, whether his or her Annual Pool Award will be subject to the Share Limit, the Cash Limit, or a combination thereof.

(ii) Long-term Incentive Pools. The Committee may determine, in its discretion, also to make available Awards for an Award Cycle consisting of more than one fiscal year of the Company (as determined by the Committee) and to have available for Awards under this Section 6(b)(ii) (such an Award, a ''Long-term Pool Award'') a total dollar amount (the ''Long-term Incentive Pool'') determined based upon achievement of one or more Performance Goals over the Award Cycle. All Long-term Pool Awards shall be Qualified Performance-Based Awards. Within 90 days after the beginning of each fiscal year, the Committee may determine whether Long-term Pool Awards in fact will be designated for an Award Cycle beginning that fiscal year, and if so, the terms and conditions of the Long-term Incentive Pool and Long-term Pool Awards, including, without limitation, the following: (A) the Performance Goal or Goals; (B) the formula whereby the dollar amount of the Long-term Incentive Pool will be determined; (C) the duration of the Award Cycle; (D) the Participants who will be eligible to receive Long-term Pool Awards from that Long-term Incentive Pool; (E) the amount of each such Participant's Applicable Maximum Percentage for such Long-term Incentive Pool; provided that the total of such Applicable Maximum Percentages shall not exceed 100 percent; and (F) for each Participant, whether his or her Long-term Pool Award will be subject to the Share Limit, the Cash Limit, or a combination thereof.

(iii) Determination of Pool Awards. Following the end of each Award Cycle for which Pool Awards have been designated, the Committee shall determine and certify the amount of the Incentive Pool for the Award Cycle and the maximum Pool Award for each Participant (''Maximum Pool Award''), which shall equal the lesser of (A) the Participant's Applicable Maximum Percentage multiplied by the amount of the Incentive Pool and (B) the amount permitted after applying the Share Limit and/or the Cash Limit, as applicable. For purposes of applying the Share Limit, if applicable, the number of shares of Stock represented by a particular Maximum Pool Award (or portion thereof) shall be determined by dividing the cash amount of such Maximum Pool Award (or portion thereof) by the Fair Market Value of a share of Stock on the Committee Determination Date. The Committee then shall determine for each Participant, based upon such factors (including, without limitation, the amounts allocated to the Participant's account under the ESOP) as the Committee in its sole discretion shall determine, whether he or she shall be awarded an amount equal to his or her Maximum Pool Award or a lesser amount.

(c) Other Qualified Performance-Based Awards

(i) The Committee may determine, in its discretion, to make other Qualified Performance-Based Awards in addition to or in place of Pool Awards. The terms and conditions of such Awards shall be designated by the Committee in accordance with the requirements of the Section 162(m) Exemption, including, without limitation, the timely establishment of

Performance Goals and Award Cycle, the determination of whether such Award is subject to the Share Limit or the Cash Limit, and when and how the Share Limit or Cash Limit, as applicable, will be applied.

(ii) Following the end of the Award Cycle applicable to each Award designated under Section 6(c)(i), the Committee shall determine and certify the extent to which the Performance Goals have been achieved and the amount of such Award that has been earned based upon such achievement and shall determine, based upon such factors as the Committee in its sole discretion shall determine (including, without limitation, the amounts allocated to the Participant's account under the ESOP), whether the Participant for whom such Award was designated shall be awarded an amount equal to the amount so determined or a lesser amount.

       (d) Share Limit and Cash Limit Defined. For purposes of this Section 6, the ''Share Limit'' shall be 100,000 shares* of Stock per Participant per calendar year, taking into account all Qualified Performance-Based Awards of the Participant that are subject to the Share Limit. The ''Cash Limit'' shall be $4 million per calendar year per Participant, increased for each calendar year after 1999 by the percentage increase, if any, in the Consumer Price Index for All Urban Consumers (or any successor thereto designated by the Committee) from the prior calendar year, taking into account all Qualified Performance-Based Awards of the Participant that are subject to the Cash Limit. The Share Limit or Cash Limit, as applicable, shall apply regardless of the form in which an Award is actually paid.

SECTION 7. General Awards

       The Committee also may make Awards other than Qualified Performance-Based Awards (any such Award, a ''General Award''). General Awards may be Cash-Based Awards or Stock-Based Awards. The terms and conditions of General Awards, including, without limitation, the requirements, if any, for vesting thereof, and the time and form of payment thereof shall be determined by the Committee in its sole discretion at the time of designation or thereafter.

SECTION 8. Payment of Awards

       (a) In General. Each Award that is to be paid in accordance with this Plan (including, without limitation, any Qualified Performance-Based Award), shall be paid in cash, in the form of Stock (which may be Legended Stock), Restricted Stock, or by a combination thereof, as the Committee shall in its sole discretion determine.

       (b) Cash-Based Awards Paid in Stock or Restricted Stock. If all or a portion of a Cash-Based Award is paid in the form of Stock or Restricted Stock, the number of shares of Stock or Restricted Stock so paid shall be determined based on the number of shares of Stock or Restricted Stock having a Fair Market Value, on the Committee Determination Date, if applicable, and otherwise on the business day immediately preceding the date of payment, equal to the amount of the portion of the Cash-Based Award being paid therewith.

       (c) Stock-Based Awards Paid in Cash. If all or a portion of a Stock-Based Award is paid in cash, the amount of cash so paid shall be the Fair Market Value, on the Committee Determination Date, if applicable, and otherwise on the business day immediately preceding the date of payment, of a share of Stock or Restricted Stock multiplied by the number of shares of Stock or Restricted Stock being paid therewith.

       (d) Legended Stock. If a Stock-Based Award is subject to forfeiture and/or restrictions on transfer (collectively, ''Restrictions''), it shall be considered to consist of ''Legended Stock''. Except as specifically provided in this Plan, the terms and conditions of Legended Stock, including, without limitation, the requirements for the lapse of the Restrictions applicable thereto, shall be determined by the Committee in its sole discretion.

* Automatically adjusted to 200,000 shares as a result of 1999 2-for-1 stock split, pursuant to Section 4(b).

SECTION 9. Evidence of and Rights Relating to Certain Awards

       (a) Evidence of Awards and Certificates. Shares of Stock and Legended Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Stock or Legended Stock shall be registered in the name of the Participant and, in the case of Legended Stock, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Legended Stock, substantially in the following form:

       ''The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Colgate-Palmolive Company Executive Incentive Compensation Plan, as amended and restated, and any applicable Award Letter. Copies of such Plan and Award Letter, if applicable, are on file at the offices of Colgate-Palmolive Company at 300 Park Avenue, New York, NY 10022.

       (b) Custody Accounts. The Committee may require that the certificates evidencing Legended Stock and dividends paid with respect thereto be held in custody by the Company until the Restrictions applicable thereto shall have lapsed and that, as a condition of any Award of Legended Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such Award. If and when the Restrictions applicable to shares of Legended Stock lapse without a prior forfeiture of the Legended Stock, unlegended certificates for such shares shall be delivered to the Participant upon surrender of the legended certificates (if applicable).

       (c) Rights of Holders of Legended Stock. Except as specifically provided otherwise in this Plan and any applicable Award Letter or resolution of the Committee designating the Award, the Participant shall have, with respect to Legended Stock, all of the rights of a stockholder of the Company holding the class or series of Stock that is the subject of the Legended Stock, including, if applicable, the right to vote the shares and the right to receive any and all dividends and distributions with respect thereto. Notwithstanding the foregoing, with respect to Legended Stock, unless otherwise determined by the Committee: (i) dividends and distributions shall be automatically deferred; (ii) such deferred dividends and distributions that are in cash shall, if the applicable Award Letter or resolution of the Committee designating the Award provides, and there are sufficient shares of Stock available for grant as additional Legended Stock pursuant to the aggregate limit of Section 4(a), be reinvested in additional Legended Stock; and (iii) such deferred dividends or distributions or additional Legended Stock, as applicable, shall be held subject to the vesting of the underlying Legended Stock, or held subject to meeting separate Performance Goals.

       (d) Forfeited Shares of Legended Stock. All shares of Legended Stock and all dividends and distributions on Legended Stock that are forfeited by a Participant shall revert to the Company.

       (e) Dividend Equivalents on Restricted Stock. Unless otherwise determined by the Committee, an Award of Restricted Stock shall be increased to reflect deemed reinvestment in additional Restricted Stock of the dividends that would be paid and distributions that would be made with respect to the Award of Restricted Stock if it consisted of actual shares of Stock. Notwithstanding the foregoing, if an adjustment to an Award of Restricted Stock is made pursuant to Section 4(b) above as a result of any dividend or distribution, no increase to such Award shall be made under this Section 9(e) as a result of the same dividend or distribution.

SECTION 10. Effect of Termination of Employment

       The consequences of a Participant's Termination of Employment with respect to Awards shall be determined by the Committee; provided that such determination shall not be made in a manner that would cause any Qualified Performance-Based Award to fail to qualify for the Section 162(m) Exemption; and provided, further, that, with respect to Awards that are not Qualified Performance-Based Awards and that are made to Participants other than Designated Executives or to executives who are considered ''insiders'' for the purposes of Section 16 of the Exchange Act, such authority may be delegated to, and exercised by, any of the elected officers of the

Company in accordance with such rules, guidelines and practices as may be prescribed from time to time by the Committee.

SECTION 11. Deferral; Transferability

       (a) Deferral. Notwithstanding any other provision of this Plan, the Committee may establish programs and procedures pursuant to which Participants may be permitted to elect to defer receipt of all or a portion of any Award under this Plan, including Qualified Performance-Based Awards, whether paid in cash, Stock or Restricted Stock.

       (b) Transferability. Except as may be otherwise provided by the Committee, no Award may be sold, assigned, transferred, pledged or otherwise encumbered except and to the extent that it has been paid or the Restrictions applicable thereto have lapsed, as applicable.

SECTION 12. Change in Control Provisions

       (a) Impact of Event. Notwithstanding any other provision of this Plan to the contrary, except as otherwise provided in any applicable Award Letter or resolution of the Committee designating the Award, in the event of a Change in Control: (i) all Awards of Restricted Stock granted pursuant to a performance-based award program of the Company (including, without limitation, Qualified Performance-Based Awards) that have not yet vested shall be considered earned in full and nonforfeitable and, except to the extent otherwise expressly provided in any deferral arrangement pursuant to Section 11(a) or any other plan, program or agreement applicable to the Participant, shall be paid pursuant to Section 8; and (ii) all Restrictions applicable to Awards of Legended Stock granted pursuant to a performance-based award program of the Company (including, without limitation, Qualified Performance-Based Awards) shall lapse; and (iii) all other Awards of Restricted Stock and Legended Stock held by a Participant who experiences a Qualified Termination of Employment within two years following a Change in Control shall so vest, and such restrictions shall lapse, as applicable, at the time of such Qualified Termination of Employment.

       (b) Definition of Change in Control. For purposes of the Plan, a ''Change in Control'' shall mean the happening of any of the following events:

(i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a ''Person'') of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (the ''Outstanding Company Common Stock'') or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the ''Outstanding Company Voting Securities''); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted itself was acquired directly from the Company, (2) any repurchase by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (4) any acquisition pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) of this Section 12(b); or (ii) A change in the composition of the Board such that the individuals who, as of the Effective Date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the ''Incumbent Board'') cease for any reason to constitute at least a majority of the Board; provided, however, that, for purposes of this Section 12(b), any individual who becomes a member of the Board subsequent to the Effective Date of the Plan, whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or (iii) The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (''Corporate Transaction''); excluding, however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership derives from ownership of a 20% or more interest in the Outstanding Company Common Stock and/or Outstanding Company Voting Security that existed prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or (iv) the approval by shareholders of a complete liquidation or dissolution of the Company.

SECTION 13. Term, Amendment and Termination

       (a) Plan. The Plan will terminate on May 31, 2009. Awards outstanding as of the date of such termination shall not be affected or impaired thereby. The Board may amend, alter, or discontinue this Plan at any time, but no amendment, alteration or discontinuation shall be made that would impair the rights of a Participant under any Award theretofore designated without the Participant's consent.

       (b) Awards. The Committee may amend the terms of any Award theretofore designated, prospectively or retroactively, but no such amendment may be made if it would cause a Qualified Performance-Based Award not to qualify, or to cease to qualify, for the Section 162(m) Exemption, nor shall any such Amendment impair the rights of any holder without the holder's consent.

SECTION 14. Unfunded Status of Plan

       It is presently intended that the Plan constitute an ''unfunded'' plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the ''unfunded'' status of the Plan.

SECTION 15. General Provisions

       (a) Restrictions. The Committee may require each person purchasing or receiving Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Stock without a view to the distribution thereof. The certificates for such Stock may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Stock under the Plan prior to fulfillment of all of the following conditions: (i) Listing or approval for listing upon notice of issuance, of such shares on The New York Stock Exchange, Inc., or such other securities exchange as may be at the time the principal market for the Stock; (ii) Any registration or other qualification of such shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification that the Committee, in its absolute discretion upon the advice of counsel, shall deem necessary or advisable; and (iii) Obtaining any other consent, approval, or permit from any state or federal governmental agency that the Committee, in its absolute discretion after receiving the advice of counsel, shall determine to be necessary or advisable.

       (b) Other Compensation. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting other or additional compensation arrangements for its employees.

       (c) No Right to Employment. Adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Affiliate to terminate the employment of any employee at any time.

       (d) Taxation. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Stock, including Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Stock.

       (e) Beneficiaries. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant's death are to be paid or by whom any rights of the Participant, after the Participant's death, may be exercised; provided that if there is no valid beneficiary designation in effect at the time of a Participant's death for any reason (including, without limitation, a lack of such procedures or a failure by the Participant to make a designation), then such Participant's estate shall be the Participant's beneficiary.

       (f) Affiliates. In the case of an Award to any employee of an Affiliate, the Company may, if the Committee so directs, issue or transfer the shares of Stock, if any, covered by the Award to the Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer the shares of Stock to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan.

       (g) Governing Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

SECTION 16. Shareholder Approval

       This amendment and restatement of the Plan shall be void and of no force or effect unless it is duly approved by the Company's shareholders.

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS AND PROXY STATEMENT

Printed on Recycled Paper

P R O X Y	COLGATE-PALMOLIVE COMPANY 300 Park Avenue, New York, NY 10022 Proxy Solicited by the Board of Directors for Annual Meeting on May 7, 2004

The undersigned hereby appoints as proxies, with full power of substitution to each, REUBEN MARK, JILL K. CONWAY and HOWARD B. WENTZ, JR. (the Proxy Committee) to vote as designated on the reverse side all shares that the undersigned would be entitled to vote at the annual meeting of stockholders of the Company to be held in New York, New York on May 7, 2004 or at any adjournments thereof. Action hereunder may be taken by a majority of said proxies or their substitutes who are present or if only one be present, then by that one.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.

(Continued and to be signed on other side.)

FOLD AND DETACH HERE
ANNUAL MEETING OF COLGATE-PALMOLIVE COMPANY STOCKHOLDERS Friday, May 7, 2004 Marriott Marquis 10:00 a.m. Broadway Ballroom 1535 Broadway (45th Street and Broadway) New York, NY 10036
•

Your vote is important to us. You may vote your proxy by Internet, telephone or mail. Please vote your proxy at your earliest convenience even if you plan to attend the meeting. Voting instructions appear on the reverse side of this card. Your vote is held in confidence by our outside tabulator, EquiServe Trust Company, N.A.

•	If you plan to attend the meeting, please fill out and mail separately the enclosed ticket request.

X	Please mark your votes as in this example.	0124

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted in accordance with the Board’s recommendations as set forth below.

The Board of Directors recommends a vote FOR Items 1, 2 and 3.
		FOR	WITHHELD	Election of Directors, Nominees:				FOR	AGAINST	ABSTAIN
1.	Election of Directors			01. J.K. Conway 02. R.E. Ferguson 03. C.M. Gutierrez 04. E.M. Hancock 05. D.W. Johnson	06. R.J. Kogan 07. D.E. Lewis 08. R. Mark 09. E.A. Monrad	2.	Ratify selection of PricewaterhouseCoopers LLP as independent auditors

FOR, except vote withheld from the following nominee(s):						3.	Reapproval of portions of the Company’s stockholder- approved Executive Incentive Compensation Plan

The Board of Directors recommends a vote AGAINST Items 4, 5 and 6.
								FOR	AGAINST	ABSTAIN
						4.	Stockholder Proposal on “Golden Parachute” Severance Pay

						5.	Stockholder Proposal on Workplace Human Rights

						6.	Stockholder Proposal on Independent Chairman

SIGNATURE (S)	DATE
NOTE:	Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.	In its discretion, the Proxy Committee is authorized to vote upon such other business as may properly come before the meeting.

FOLD AND DETACH HERE

•

Vote by Internet—www.eproxyvote.com/cl
Use the Internet to transmit your voting instructions anytime before 11:59 p.m. (Eastern time) on May 6, 2004. Have your proxy card in hand when you access the web site and follow the instructions that appear on the web site.

•

Vote by Phone—1-877-779-8683
Use any touch-tone telephone to transmit your voting instructions anytime before 11:59 p.m. (Eastern time) on May 6, 2004. Have your proxy card in hand when you call and then follow the simple instructions you are given.

•	Vote by Mail Detach the above proxy card. Mark, sign and date the card and then return it using the enclosed postage-paid reply envelope.

COLGATE-PALMOLIVE CHILE ONE PLUS ONE SAVINGS PLAN	COLGATE-PALMOLIVE PR SAVINGS AND INVESTMENT PLAN

COLGATE-PALMOLIVE FRANCE STOCK/SAVINGS PLAN	COLGATE-PALMOLIVE COMPAÑIA STOCK/SAVINGS PLAN

COLGATE-PALMOLIVE GERMANY STOCK/SAVINGS PLAN	COLGATE-PALMOLIVE, C.A. STOCK PLAN

COLGATE-PALMOLIVE PHILS., INC. STOCK/SAVINGS PLAN	COLGATE-PALMOLIVE MALAYSIA EMPLOYEE STOCK OWNERSHIP PLAN

To: Plan Participants

           As a participant in one of the Plans listed above, you may direct the manner in which shares of Colgate-Palmolive Company Common Stock allocable to your interest in the Colgate-Palmolive Stock Fund established under such Plan shall be voted at the annual meeting of stockholders of Colgate-Palmolive Company to be held in New York, New York on May 7, 2004 or at any adjournments thereof.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. If a signed card is not returned, shares allocable to your interest in the Colgate-Palmolive Stock Fund will be voted in the same proportion as shares for which instruction cards are received.

(Continued and to be signed on other side.)

FOLD AND DETACH HERE

X	Please mark your votes as in this example.	3843

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted in accordance with the Board’s recommendations as set forth below.

The Board of Directors recommends a vote FOR Items 1, 2 and 3.
		FOR	WITHHELD	Election of Directors, Nominees:				FOR	AGAINST	ABSTAIN
1.	Election of Directors			01. J.K. Conway 02. R.E. Ferguson 03. C.M. Gutierrez 04. E.M. Hancock 05. D.W. Johnson	06. R.J. Kogan 07. D.E. Lewis 08. R. Mark 09. E.A. Monrad	2.	Ratify selection of PricewaterhouseCoopers LLP as independent auditors

FOR, except vote withheld from the following nominee(s):						3.	Reapproval of portions of the Company’s stockholder- approved Executive Incentive Compensation Plan

The Board of Directors recommends a vote AGAINST Items 4, 5 and 6.
								FOR	AGAINST	ABSTAIN
						4.	Stockholder Proposal on “Golden Parachute” Severance Pay

						5.	Stockholder Proposal on Workplace Human Rights

						6.	Stockholder Proposal on Independent Chairman

SIGNATURE (S)	DATE
NOTE:	Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.	In its discretion, the Proxy Committee is authorized to vote upon such other business as may properly come before the meeting.

FOLD AND DETACH HERE

•

Vote by Internet—www.eproxyvote.com/cla
Use the Internet to transmit your voting instructions anytime before 11:59 p.m. (Eastern time) on May 6, 2004. Have your proxy card in hand when you access the web site and follow the instructions that appear on the web site.

•

Vote by Phone—201-536-8073
Use any touch-tone telephone to transmit your voting instructions anytime before 11:59 p.m. (Eastern time) on May 6, 2004. Have your proxy card in hand when you call and then follow the simple instructions you are given. The Company will pay all telephone charges.

•	Vote by Mail Detach the above proxy card. Mark, sign and date the card and then return it using the enclosed postage-paid reply envelope.

COLGATE-PALMOLIVE AUSTRALIA EMPLOYEE SHARE SCHEME COLGATE-PALMOLIVE DOMINICAN REPUBLIC STOCK/SAVINGS PLAN COLGATE-PALMOLIVE U.K. STOCK/SAVINGS PLAN COLGATE-PALMOLIVE IRELAND SHARE PARTICIPATION SCHEME

To: Plan Participants

    As a participant in one of the Plans listed above, you may direct the manner in which shares of Colgate-Palmolive Company Common Stock allocable to your interest in the Colgate-Palmolive Stock Fund established under such Plan shall be voted by the Trustee at the annual meeting of stockholders of Colgate-Palmolive Company to be held in New York, New York on May 7, 2004 or at any adjournments thereof.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. If a signed card is not returned, shares allocable to your interest in the Plan will not be voted.

(Continued and to be signed on other side.)

FOLD AND DETACH HERE

X	Please mark your votes as in this example.	5630

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted by the Trustee in accordance with the Board’s recommendations as set forth below.

The Board of Directors recommends a vote FOR Items 1, 2 and 3.
		FOR	WITHHELD	Election of Directors, Nominees:				FOR	AGAINST	ABSTAIN
1.	Election of Directors			01. J.K. Conway 02. R.E. Ferguson 03. C.M. Gutierrez 04. E.M. Hancock 05. D.W. Johnson	06. R.J. Kogan 07. D.E. Lewis 08. R. Mark 09. E.A. Monrad	2.	Ratify selection of PricewaterhouseCoopers LLP as independent auditors

FOR, except vote withheld from the following nominee(s):						3.	Reapproval of portions of the Company’s stockholder- approved Executive Incentive Compensation Plan

The Board of Directors recommends a vote AGAINST Items 4, 5 and 6.
								FOR	AGAINST	ABSTAIN
						4.	Stockholder Proposal on “Golden Parachute” Severance Pay

						5.	Stockholder Proposal on Workplace Human Rights

						6.	Stockholder Proposal on Independent Chairman

SIGNATURE (S)	DATE
NOTE:	Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.	If voting by proxy, the Trustee is directed to authorize the Proxy Committee to vote, in its discretion, upon such other business as may properly come before the meeting.

FOLD AND DETACH HERE

•

Vote by Internet—www.eproxyvote.com/cla
Use the Internet to transmit your voting instructions anytime before 11:59 p.m. (Eastern time) on May 6, 2004. Have your proxy card in hand when you access the web site and follow the instructions that appear on the web site.

•

Vote by Phone—201-536-8073
Use any touch-tone telephone to transmit your voting instructions anytime before 11:59 p.m. (Eastern time) on May 6, 2004. Have your proxy card in hand when you call and then follow the simple instructions you are given. The Company will pay all telephone charges.

•	Vote by Mail Detach the above proxy card. Mark, sign and date the card and then return it using the enclosed postage-paid reply envelope.

COLGATE-PALMOLIVE CANADA INC Stock/Savings Plan Proxy Solicited by the Board of Directors of Colgate-Palmolive Company for Annual Meeting on May 7, 2004

The undersigned hereby appoints as proxies, with full power of substitution to each, REUBEN MARK, JILL K. CONWAY and HOWARD B. WENTZ, JR. (the Proxy Committee) to vote as designated on the reverse side all shares that the undersigned would be entitled to vote at the annual meeting of stockholders of the Company to be held in New York, New York on May 7, 2004 or at any adjournments thereof. Action hereunder may be taken by a majority of said proxies or their substitutes who are present or if only one be present, then by that one.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.

(Continued and to be signed on other side.)

FOLD AND DETACH HERE

X	Please mark your votes as in this example.	5638

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted in accordance with the Board’s recommendations as set forth below.

The Board of Directors recommends a vote FOR Items 1, 2 and 3.
		FOR	WITHHELD	Election of Directors, Nominees:				FOR	AGAINST	ABSTAIN
1.	Election of Directors			01. J.K. Conway 02. R.E. Ferguson 03. C.M. Gutierrez 04. E.M. Hancock 05. D.W. Johnson	06. R.J. Kogan 07. D.E. Lewis 08. R. Mark 09. E.A. Monrad	2.	Ratify selection of PricewaterhouseCoopers LLP as independent auditors

FOR, except vote withheld from the following nominee(s):						3.	Reapproval of portions of the Company’s stockholder- approved Executive Incentive Compensation Plan

The Board of Directors recommends a vote AGAINST Items 4, 5 and 6.
								FOR	AGAINST	ABSTAIN
						4.	Stockholder Proposal on “Golden Parachute” Severance Pay

						5.	Stockholder Proposal on Workplace Human Rights

						6.	Stockholder Proposal on Independent Chairman

SIGNATURE (S)	DATE
NOTE:	Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.	In its discretion, the Proxy Committee is authorized to vote upon such other business as may properly come before the meeting.

FOLD AND DETACH HERE

•

Vote by Internet—www.eproxyvote.com/cl
Use the Internet to transmit your voting instructions anytime before 11:59 p.m. (Eastern time) on May 6, 2004. Have your proxy card in hand when you access the web site and follow the instructions that appear on the web site.

•

Vote by Phone—1-877-779-8683
Use any touch-tone telephone to transmit your voting instructions anytime before 11:59 p.m. (Eastern time) on May 6, 2004. Have your proxy card in hand when you call and then follow the simple instructions you are given.

•	Vote by Mail Detach the above proxy card. Mark, sign and date the card and then return it using the enclosed postage-paid reply envelope.

P R O X Y	COLGATE-PALMOLIVE COMPANY EMPLOYEES SAVINGS AND INVESTMENT PLAN

To: Plan Participants

        As a participant in the above Plan, you may direct the manner in which shares of Company Common Stock and/or Convertible Preference Stock allocable to your interest in the Trust Funds established under such Plan shall be voted by the appropriate Trustee at the annual meeting of stockholders to be held in New York, New York on May 7, 2004 or at any adjournments thereof.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. If a signed card is not returned, shares allocable to your interest in the Plan may be voted in the same proportion as shares for which instruction cards are received.

(Continued and to be signed on other side.)

FOLD AND DETACH HERE
ANNUAL MEETING OF COLGATE-PALMOLIVE COMPANY STOCKHOLDERS Friday, May 7, 2004

Your vote is important to us. You may vote your proxy by Internet, telephone or mail. Please vote your proxy at your earliest convenience. Voting instructions appear on the reverse side of this card. Your vote is held in confidence by our outside tabulator, EquiServe Trust Company, N.A.

X	Please mark your votes as in this example.	4061

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted by the Trustee in accordance with the Board’s recommendations as set forth below.

The Board of Directors recommends a vote FOR Items 1, 2 and 3.
		FOR	WITHHELD	Election of Directors, Nominees:				FOR	AGAINST	ABSTAIN
1.	Election of Directors			01. J.K. Conway 02. R.E. Ferguson 03. C.M. Gutierrez 04. E.M. Hancock 05. D.W. Johnson	06. R.J. Kogan 07. D.E. Lewis 08. R. Mark 09. E.A. Monrad	2.	Ratify selection of PricewaterhouseCoopers LLP as independent auditors

FOR, except vote withheld from the following nominee(s):						3.	Reapproval of portions of the Company’s stockholder- approved Executive Incentive Compensation Plan

The Board of Directors recommends a vote AGAINST Items 4, 5 and 6.
								FOR	AGAINST	ABSTAIN
						4.	Stockholder Proposal on “Golden Parachute” Severance Pay

						5.	Stockholder Proposal on Workplace Human Rights

						6.	Stockholder Proposal on Independent Chairman

SIGNATURE (S)	DATE
NOTE:	Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.	If voting by proxy, The Trustee is directed to authorize the Proxy Committee to vote, in its discretion, upon such other business as may properly come before the meeting.

FOLD AND DETACH HERE

•

Vote by Internet—www.eproxyvote.com/cl
Use the Internet to transmit your voting instructions anytime before 11:59 p.m. (Eastern time) on May 6, 2004. Have your proxy card in hand when you access the web site and follow the instructions that appear on the web site.

•

Vote by Phone—1-877-779-8683 from U.S. or Canada/outside of these areas, call 201-536-8073
Use any touch-tone telephone to transmit your voting instructions anytime before 11:59 p.m. (Eastern time) on May 6, 2004. Have your proxy card in hand when you call and then follow the simple instructions you are given. The Company will pay all telephone charges.

•	Vote by Mail Detach the above proxy card. Mark, sign and date the card and then return it using the enclosed postage-paid reply envelope.

COLGATE-PALMOLIVE (HELLAS) S.A.I.C. STOCK/SAVINGS PLAN	COLGATE - PALMOLIVE INDÚSTRIA E COMÉRCIO LTDA. STOCK ACQUISITION PLAN	COLGATE-PALMOLIVE (C.A.) INC. HONDURAS STOCK/SAVINGS PLAN

COLGATE-PALMOLIVE, S.A. DE C.V. RETIREMENT/PENSION PLAN AND SENIORITY PREMIUM	COLGATE-PALMOLIVE (C.A.) INC. COSTA RICA STOCK/SAVINGS PLAN	COLGATE-PALMOLIVE (C.A.) INC. NICARAGUA STOCK/SAVINGS PLAN

COLGATE-PALMOLIVE (POLAND) SP. Z O.O GLOBAL STOCK/SAVINGS PLAN	COLGATE-PALMOLIVE (C.A.) INC. EL SALVADOR STOCK/SAVINGS PLAN	COLGATE-PALMOLIVE (C.A.) INC. PANAMA STOCK/SAVINGS PLAN

COLGATE-PALMOLIVE ARGENTINA S.A. "MÁS POR VOS"	COLGATE-PALMOLIVE (C.A.) INC. GUATEMALA STOCK/SAVINGS PLAN	COLGATE-PALMOLIVE THAILAND STOCK/SAVINGS PLAN

Proxy Solicited by the Board of Directors of Colgate-Palmolive Company for Annual Meeting on May 7, 2004

The undersigned hereby appoints as proxies, with full power of substitution to each, REUBEN MARK, JILL K. CONWAY and HOWARD B. WENTZ, JR. (the Proxy Committee) to vote as designated on the reverse side all shares that the undersigned would be entitled to vote at the annual meeting of stockholders of the Company to be held in New York, New York on May 7, 2004 or at any adjournments thereof. Action hereunder may be taken by a majority of said proxies or their substitutes who are present or if only one be present, then by that one.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.

(Continued and to be signed on other side.)

FOLD AND DETACH HERE

X	Please mark your votes as in this example.	5689

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted in accordance with the Board’s recommendations as set forth below.

The Board of Directors recommends a vote FOR Items 1, 2 and 3.
		FOR	WITHHELD	Election of Directors, Nominees:				FOR	AGAINST	ABSTAIN
1.	Election of Directors			01. J.K. Conway 02. R.E. Ferguson 03. C.M. Gutierrez 04. E.M. Hancock 05. D.W. Johnson	06. R.J. Kogan 07. D.E. Lewis 08. R. Mark 09. E.A. Monrad	2.	Ratify selection of PricewaterhouseCoopers LLP as independent auditors

FOR, except vote withheld from the following nominee(s):						3.	Reapproval of portions of the Company’s stockholder- approved Executive Incentive Compensation Plan

The Board of Directors recommends a vote AGAINST Items 4, 5 and 6.
								FOR	AGAINST	ABSTAIN
						4.	Stockholder Proposal on “Golden Parachute” Severance Pay

						5.	Stockholder Proposal on Workplace Human Rights

						6.	Stockholder Proposal on Independent Chairman

SIGNATURE (S)	DATE
NOTE:	Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.	In its discretion, the Proxy Committee is authorized to vote upon such other business as may properly come before the meeting.

FOLD AND DETACH HERE

•

Vote by Internet—www.eproxyvote.com/cla
Use the Internet to transmit your voting instructions anytime before 11:59 p.m. (Eastern time) on May 6, 2004. Have your proxy card in hand when you access the web site and follow the instructions that appear on the web site.

•

Vote by Phone—201-536-8073
Use any touch-tone telephone to transmit your voting instructions anytime before 11:59 p.m. (Eastern time) on May 6, 2004. Have your proxy card in hand when you call and then follow the simple instructions you are given. The Company will pay all telephone charges.

•	Vote by Mail Detach the above proxy card. Mark, sign and date the card and then return it using the enclosed postage-paid reply envelope.